PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

ADPI Fund I, LLC

6809 Main Street, Unit #619

Cincinnati, OH 45244

Phone No.: 701-484-2374

www.adpicapital.com

$1,000,000 Minimum Offering Amount

$10,000,000 Maximum Offering Amount

ADPI Fund I, LLC, a Wyoming limited liability company (which we refer to as “we,” “us,” “our” or “Company”), is offering a minimum of $1,000,000 (“Minimum Offering Amount”), and up to a maximum of $10,000,000 (“Maximum Offering Amount”), of non-voting Class A membership interests in our Company. The non-voting Class A membership interests described above may collectively be referred to in this offering circular as the “interests” and each, individually, as an “interest,” and the offering of the interests may be referred to in this offering circular as the “offering.” The minimum investment for any investor is $500. The Company must raise the Minimum Offering Amount before breaking impounds and deploying investor funds and if the Minimum Offering Amount is not raised by the date that is six (6) months from the date that this offering circular, as amended, is qualified by the SEC (the “Contingency Date”), this offering will be terminated and all investor funds will be returned without interest or deduction.  For more information on the securities offered hereby, please see the item titled “Securities Being Offered” on page 30.

Our Company has established a “Bonus Share” program pursuant to which it will sell interests at a discount for investments $75,000 and above, thereby granting such investors “Bonus Shares” as compared to investors investing less than $75,000. Our Company will sell up to 100,503 non-voting Class A interests based on the following price schedule:

up to $74,999.99	$100 per interest
$75,000-$149,999.99	$99.75 per interest
$150,000+	$99.50 per interest

The actual number of Class A interests sold will depend on the prices at which interests are sold.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

All offering proceeds will be held in a third-party escrow account managed by North Capital Private Securities Corp. (“Escrow Agent”). No funds will be released until our Company has raised the Minimum Offering Amount, at which time, all offering proceeds will become available for use by our Company. If the Minimum Offering Amount is not raised by the Contingency Date that is six (6) months following qualification by the Securities and Exchange Commission (“SEC”) of the offering statement in which this offering circular, as amended, is a part this offering will be terminated, and all investor funds will be promptly returned without interest or deduction. After the Minimum Offering Amount has been raised, we will conduct separate closings, which closings may be conducted on a rolling basis as coordinated between our Company, Escrow Agent and Broker (below defined).

This offering shall be terminated upon (i) the Contingency Date that is six (6) months from the date the offering circular, as amended, is qualified by the SEC if the Minimum Offering Amount has not been raised, or, if the Minimum Offering Amount has been raised by such Contingency Date, (ii) the date which is one year from the date this offering circular or amendment thereof, as applicable, is qualified by the SEC, which period may be extended for two additional one year periods by our Manager in its sole discretion, or (iii) the sale of the Maximum Offering Amount of interests for the offering. Notwithstanding the foregoing, our Manager may rescind, increase, decrease or terminate this offering at any time, in its sole discretion, and will amend or supplement this offering circular as appropriate. The sale of interests will commence once this offering circular, as amended, is qualified by the SEC.

There is no market for our interests and none is likely to develop in the future.

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	Price to public(1)	Underwriting discount and commissions(2)	Proceeds to Issuer(3)

Per Interest	$100	$1	$99
Total Minimum	$1,000,000	$10,000	$990,000
Total Maximum	$10,000,000	$100,000	$900,000

(1)

Interests will be sold for a maximum price of $100 per interest; however, our Company will offer discounts for investors based on the amount invested pursuant to its Bonus Share program. See “Plan of Distribution.”

(2)

Dalmore Group, LLC, referred to herein as the “Broker,” has been engaged by our Company for administrative and compliance related services in connection with this offering, but not for underwriting or placement agent services. Once the SEC has qualified the offering statement and this offering commences, the Broker will receive a cash commission equal to one percent (1%) of the amount raised in the offering. Please see “Plan of Distribution” for additional information. To the extent that our officers and directors make any communications in connection with this Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and, therefore, none of them is required to register as a broker-dealer.

(3)

Our Company will incur expenses relating to this offering, including, but not limited to, legal, accounting, marketing, printing and travel expenses, which expenses are not reflected in the above table.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on page 6 for a description of some of the risks that should be considered before investing in our interests. These risks include, but are not limited to, the following:

·

Global economic, political and market conditions and economic uncertainty caused by the recent outbreak of coronavirus (COVID-19) and otherwise may adversely affect our business, results of operations and financial condition.

·	Investors will not have the opportunity to evaluate or approve any investments prior to our acquisition or financing thereof.
·	Investors will rely solely on our Manager to manage us and our investments. Our Manager will have broad discretion to invest our capital and make decisions regarding investments.
·	Investors will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as an investor.
·	An investor could lose all or a substantial portion of any investment made in us.
·	There is no public trading market for our interests. There are also transfer restrictions contained in our operating agreement. It will thus be difficult for an investor to sell interests purchased from us.
·	The offering prices of our interests were not established based upon any appraisals of assets we own or may own. Thus, the initial offering price may not accurately reflect the value of our assets at the time an investor’s investment is made.
·	Substantial actual and potential conflicts of interest exist between our investors and our interests or the interests of our Manager, and our respective affiliates.
·	There are substantial risks associated with owning, financing, operating, leasing and managing real estate.
·	The amount of distributions we will make is uncertain.
·	Our Manager and members of our Advisory Council and/or their affiliates may own interests in or manage other entities engaged in similar investments and operations as our Company.
·	Persons who provide services to our Company may also provide services to our Manager, member of our Advisory Council or affiliates thereof. Such service providers may be required to terminate representation of our Company if conflicts of interests arise that cannot be resolved or waived.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering is being made pursuant to Tier 2 of Regulation A following the Form 1-A offering circular disclosure format.

Dated FEBRUARY XX, 2022

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SUMMARY INFORMATION

This summary highlights some of the information in this circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” and “Company” refer to ADPI Fund I, LLC together with its wholly and majority owned subsidiaries.

Our Company

Our Company was organized as a limited liability company in Wyoming on February 16, 2022, to invest in, rehabilitate, hold, lease, operate, market and sell multifamily and commercial real estate assets.

Our Company intends to purchase B and C class multifamily, self-storage, mobile home park and other real estate assets in Tier 2 and 3 markets as further described in “Description of Business.” Our Company intends to hold each of its properties in a separate special purpose entity (“SPE”) wholly or majority owned by our Company. Upon the sale of a property, we may elect to either distribute sale proceeds or reinvest them into another property. We intend to hold our properties for 5-7 years and expect to be self-liquidating from the sale of all properties in approximately seven years.

Our Company has authorized an aggregate of 250,000 Class A interests and 100 Class B Units. No Class A interests have been issued; however, our Company expects there to be up to 100,503 Class A interests issued pursuant to this offering. Our Company has issued all Class B interests to our Manager. Class A interests will collectively represent 70% of our Company’s membership interests (including rights to distribution and profit and loss allocations) and Class B interests will represent 30% of our membership interests. Class A interests are non-voting except for removal of our Manager for “Good Cause.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for future filings after this offering.

Our Company’s principal address 6809 Main Street, Unit #619, Cincinnati, OH 45244.

Management

Our Company’s Manager is ADPI Capital, LLC an Ohio limited liability company. Our Manager shall manage and administer company assets and perform all other duties prescribed for in our operating agreement and the Wyoming Limited Liability Act.  No other Person shall have any right or authority to act for or bind our Company except as permitted in our operating agreement or as required by law. Our Manager shall have no personal liability for the obligations of our Company. Our Manager has been issued all 100 Class B membership interests authorized by our Company, which represent all of the membership interests of our Company currently issued and outstanding.

Our Manager will not receive fees for its services, but it will receive reimbursements for expenses incurred on our Company’s behalf. Our Company will reimburse our Manager for offering and initial operating expenses, approximately $90,000.00 to $120,000.00, once the Minimum Offering Amount has been raised; however, if this offering is terminated due to not raising the Minimum Offering Amount by the six (6) month Contingency Date from qualification by the SEC, our Manager will not be reimbursed for such expenses. Once the Minimum Offering Amount has been raised, our Manager is not expected to incur expenses on our behalf and all expenses are expected to be paid directly by our Company. Nonetheless, our operating agreement does permit our Manager to be reimbursed in the event it does happen to incur expenses on our behalf in the future, which reimbursement amounts cannot be ascertained at this time.  Reimbursements are expected to be made within 30 days from the date the expense is incurred by our Manager, subject to the availability of funds in our Company to make such reimbursement.

A Manager may be removed only for “Good Cause” (as defined in “Securities Being Offered”) by the members holding 75% of the issued and outstanding membership interests in our Company (excluding those held by the Manager being removed and its affiliates). However, no Manager may be removed during any period its principal has personally guaranteed a loan secured by the property without the applicable lender’s consent. Our Manager may resign at any time.

In order to remove a Manager, individual members holding 5% or more of the membership interests entitled to vote may call a special meeting by providing notice to the our Manager who will then send notice to the remaining members. In the alternative, members holding sufficient interests to vote on such matter may execute a written resolution removing the Manager, which then is delivered to our Company.

In addition to our Manager, we have created an Advisory Council comprised of the non-managing members of our Manager. Such Advisory Council members will review specific property acquisitions as requested by our Manager, provide business guidance and connections as needed, and answer questions regarding ADPI Capital and our Company to the ADPI community and other inquiring individuals. Further, in the event the managing members of our Manager are unable to agree on acquisition of a property, Advisory Council members will be asked to vote on such matter. Pursuant to our agreement with our Advisory Council members, we will reimburse such members for certain expenses incurred on our behalf and attending meetings of the Advisory Council; however, we do not expect such members to incur expenses on our behalf and expect Advisory Council meetings to occur electronically and, thus, do not expect to have to reimburse members for such meeting attendance or otherwise. In the event there is occasion to reimburse Advisory Council members, we do not expect such reimbursement amounts to be significant.

Operators

We intend to source our properties through our community of active duty and veteran real estate investors, including ADPI’s Military Multifamily Academy Heroes (members of the ADPI community who have participated in ADPI Military Multifamily Academy® and Mastermind™ and invested in real estate), and other vetted sponsors introduced to the Company through managing members of our Manager and our Advisory Council. Our operators will present us with properties and then our team will vet the properties. As detailed in the “Description of Business” section, such vetting process may include examination of macroeconomic conditions, real estate market factors that could influence valuations, analysis of the real estate, zoning, operating costs and the asset’s overall competitive position in its market, real estate and sales market conditions affecting the real estate, the estimated costs and timing associated with capital improvements of the real estate, a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate, review of third party reports, including appraisals, engineering and environmental reports, physical inspections of the real estate and analysis of markets, and the overall structure of the investment and rights in the transaction documentation, including terms of the agreement with the operator.

If we choose to purchase a property, we will generally acquire the property through an SPE. The operator will either be granted a contractual profits interest in the property or equity in the SPE, which will be determined by our Manager based on the contributions of the operator. We expect to give our operators approximately 10%-30% profits or equity interest in each property. The operator will manage the property and perform such acts as hiring service providers and property managers, obtaining insurance, reviewing financial statements, etc. We expect to provide the operator with ongoing oversight and training. If an operator underperforms, we will remove the operator and operate the property directly.

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Distributions

Subject to the availability of Distributable Cash, our Company will make quarterly distributions, which distributions are expected to begin after six (6) months from our Company raising the Minimum Offering Amount and deploying such capital via purchase of our first property. Distributions will be made in proportion to our members’ membership interests (i.e. 70% collectively to Class A interest holders, 30% to the Class B interest holder(s)). Our Manager may elect to reinvest proceeds from capital transactions rather than distributing them to our members for the first seven years after raising the Minimum Offering Amount.

Transfer Restrictions

Our operating agreement contains significant restrictions on transfer of interests. Our Manager may refuse a transfer by holder of its interest(s) for any number of reasons. Furthermore, as our interests are not registered under the Securities Act, transfers of our interests may only be effected pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws. In addition, there is no market for our interests and none is likely to develop in the future.

Going Concern

The consolidated financial statements included in this offering circular have been prepared on a going concern basis which assumes our Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The ability to continue as a going concern is dependent upon our Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Our Company’s ability to raise additional capital through the future issuances of debt or equity is unknown. The obtainment of additional financing, the successful development of our Company’s contemplated plan of operations, or its attainment of profitable operations are necessary for our Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about our Company’s ability to continue as a going concern. The consolidated financial statements of our Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

The Offering

ADPI Fund I, LLC is offering a minimum of $1,000,000, and up to a maximum of $10,000,000, of non- voting Class A membership interests in our Company.

The minimum investment for any investor is $500. Non-voting Class A interests will be sold for $99.50-$100 per interest depending on the amount invested. Our Company will sell no more than 100,503 non-voting Class A interests in this offering.

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All offering proceeds will be held in an escrow account managed by our Escrow Agent. Such proceeds will be released once the Minimum Offering Amount has been raised, at which time, all offering proceeds will become available for use by our Company. After the Minimum Offering Amount has been raised, we will conduct separate closings, which closings may be conducted on a rolling basis as coordinated by our Company, Escrow Agent and Broker.

This offering shall be terminated upon (i) the Contingency Date that is six (6) months from the date the offering circular, as amended, is qualified by the SEC if the Minimum Offering Amount has not been raised, or, if the Minimum Offering Amount has been raised by such Contingency Date, (ii) the date which is one year from the date this  offering circular or amendment thereof, as applicable, is qualified by the SEC, which period may be extended for two additional one year periods by our Manager in its sole discretion, or (iii) the sale of the Maximum Offering Amount of interests for the offering. Notwithstanding the foregoing, our Manager may rescind, increase, decrease or terminate this offering at any time, in its sole discretion and will amend or supplement this offering circular as appropriate. The sale of interests will commence once this offering circular, as amended, is qualified by the SEC.

Interests are being offered on a “best efforts” basis through the use of Dalmore Group LLC to act as the Broker of record in connection with this Offering, but not for underwriting or placement agent services.

In order to subscribe to purchase the interests, a prospective investor must complete a subscription agreement and send payment by wire transfer, ACH, or credit card, or follow the instructions provided within our investment portal. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by an investor who is a natural person for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth, unless the purchaser is an accredited investor. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead.

ABOUT THIS CIRCULAR

We have prepared this offering circular to be filed with the SEC for our offering of securities. The offering circular includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular.

You should rely only on the information contained in this offering circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this offering circular. The information contained in this offering circular is complete and accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or sale of our shares. This offering circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this offering circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

RISK FACTORS

The interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that our investment objectives will be achieved or that a secondary market will ever develop for the interests. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in the interests. Prospective investors should obtain their own legal and tax advice prior to making an investment in the interests and should be aware that an investment in the interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the interests.

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Risks Related to the Structure, Operation and Performance of our Company

Our Company was recently formed, has no track record and no operating history from which you can evaluate our Company or this investment.

Our Company was recently formed and has not generated any revenues and has no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that our Company will achieve its investment objectives, the value of the underlying assets will increase or the underlying assets will be successfully monetized.

Given our start-up nature, investors may not be interested in making an investment and we may not be able to raise all of the capital we seek and this could have a material adverse effect upon our Company and the value of your interests.

Due to the start-up nature of our Company, there can be no guarantee that we will reach our funding target from potential investors. In the event we do not reach a funding target, we may not be able to achieve our investment objectives.

Our success depends in large part upon our Manager and its ability to execute our business plan.

The successful operation of our Company is dependent on the ability of our Manager to source, acquire and manage our properties. As our Manager was formed in February 2022 and is an early-stage startup company, it has no operating history which evidences its ability to source, acquire, manage and utilize our properties.

The success of our Company will be highly dependent on the expertise and performance of our Manager and its team, its expert network and other investment professionals (which include third party experts) to source, acquire and manage the underlying assets. There can be no assurance that these individuals will continue to be associated with our Manager. The loss of the services of one or more of these individuals could have a material adverse effect on our investments and/or operations.

Potential breach of the security measures of our investment platform could have a material adverse effect on our Company.

The highly automated nature of investment platform through which potential investors acquire interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the investment platform, our Company, our Manager or our service providers could be breached. Any accidental or willful security breaches or other unauthorized access could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity.

Non-compliance with certain securities regulations may result in the liquidation and winding up of our Company.

We are not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”), and neither our Manager nor its managers is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”), and thus the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. We and our Manager have taken the position that the underlying assets are not “securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act, and thus our assets will comprise of less than 40% investment securities under the Investment Company Act and our Manager and our asset managers will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If we were to be required to register under the Investment Company Act or our Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of our Company and our Manager may be forced to liquidate and wind up our Company or rescind the offering of interests.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering may have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the interests you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

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The Subscription Agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of California, regardless of convenience or cost to you, the investor.

As part of this investment, each investor will be required to agree to the terms of the subscription agreement included as Exhibit 4.1 to the offering statement of which this offering circular is part. In the agreement, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Wyoming, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our Company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived our Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of Wyoming law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, our Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.

Risks Related to Potential Conflicts of Interest

Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our Manager.

Our operating agreement provides that our Manager, in exercising its rights in its capacity as Manager, will be entitled to consider only such interests and factors as it desires and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our operating agreement, the LLC Act or under any other law, rule or regulation or in equity. The operating agreement allows our Manager and its affiliates to have other business interests, including those that compete with our Company.

We do not have a conflicts of interest policy.

Our Company, our Manager and their affiliates will try to balance our interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than our Company, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of each series of interests. We have not adopted, and do not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Conflicts may exist among our Manager, operators and their respective employees or affiliates.

Our Manager and our operators will engage with, on behalf of our Company, a number of brokers, asset sellers, insurance companies, and maintenance providers and other service providers and thus may receive in-kind discounts.  In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of our Manager or operators and not our Company.  Our Manager or operators may be incentivized to choose a service provider or seller based on the benefits they are to receive.

There may be conflicting interests of investors.

Our Manager will determine whether or not to acquire or liquidate our properties. When determining to acquire or liquidate a property, our Manager will do so considering all of the circumstances at the time, this may include obtaining or paying a price for an underlying asset that is in the best interests of some but not all of the investors.

Conflicts may arise between the Advisory Council and our Company.

As consideration for agreeing to serve on our Advisory Council, our Advisory Council members have received an ownership stake in our Manager. This may incentivize the Advisory Council members to make decisions in relation to the underlying assets that benefit our Manager rather than our Company.

As our Advisory Council members are real estate investors, they may seek to sell properties to, acquire properties from, or provide services relating to properties owned by, our Company.

Conflicts may exist between service providers, our Company, our Manager and its affiliates.

Our service providers may provide services to our Manager and its affiliates. Because such providers may represent both our Company and such other parties, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between us and any of the other parties, providers may represent such other parties and not our Company. Providers may, in the future, render services to us or other related parties with respect to activities relating to our Company as well as other unrelated activities.  Legal counsel is not representing any prospective investors in connection with this offering and will not be representing interest holders of our Company.  Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our interests.

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Risks Related to this Offering and Ownership of our Interests

There is currently no public trading market for our interests.

There is currently no public trading market for our interests, and none is expected to be develop or be sustained.  If an active public trading market for our interests does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price.  Even if a public market does develop, the market price could decline below the amount you paid for your interests.

If a market ever develops for our interests, the market price and trading volume may be volatile.

If a market develops for our interests, the market price of our interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, the underlying assets or the series, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of our interests may decline as well.

In addition, fluctuations in our operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

There are restrictions on an investor’s ability to sell its interests making it difficult to transfer, sell or otherwise dispose of our interests.

Each state has its own securities laws, often called “blue sky” laws, which limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.

Our interests will not be registered under the laws of any states. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our interests to be limited. Investors may be unable to resell their interests, or they may be unable to resell them without the significant expense of state registration or qualification.

In addition, there are significant transfer restrictions contained in our operating agreement that prohibit transfers unless approved by our Manager, in its sole discretion, and the transferee and transferor have met other conditions established by our operating agreement.

Investors lack voting rights and our Manager may take actions that are not in the best interests of investors.

Our Manager currently holds the only voting interests (Class B interests) in our Company and has a unilateral ability to make decisions on behalf of our Company, including to amend the operating agreement without the consent of the investors, and the investors have no voting rights other than removal of our Manager for “good cause.” Investors may not necessarily agree with such decisions and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number, including our Manager.

Furthermore, our Manager can only be removed as Manager of our Company in a very limited circumstance for “good cause,’ as defined in our operating agreement. Investors would therefore not be able to remove our Manager merely because they did not agree, for example, with how our Manager was operating or selecting properties.

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This offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if we are unable to raise this capital.

We are offering the interests on a “best efforts” basis, and we can give no assurance that all of the offered interests will be sold. If you invest in our interests and more than the minimum number of offered interests are sold, but less than all of the offered interests are sold, the risk of losing your entire investment will be increased. If substantially less than the maximum amount of interests offered are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.

The offering prices of the interests may not accurately represent the current value of our Company or our assets at any particular time. Therefore, the purchase price you pay for the interests may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for the interests is fixed and will not vary based on the underlying value of our assets at any time.  Our Manager has determined the offering price in its sole discretion without the input of an investment bank or other third party. The fixed offering price for the interests has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for the interests may not be supported by the current value of our Company or our assets at any particular time.

Possible changes in federal/local tax laws or the application of existing federal/local tax laws may result in significant variability in our results of operations and tax liability for the investor.

The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series of interest of our Company would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Furthermore, investors may reside in various tax jurisdictions throughout the world. To the extent that there are changes to tax laws or tax reporting obligations in any of these jurisdictions, such changes could adversely impact the ability and/or willingness of our clients to purchase interests in art and collectibles. Failure to assess or pay the correct amount of tax on a transaction may expose us to claims from tax authorities.

Real Estate Risks

The profitability of the properties is uncertain.

We intend to invest in properties selectively. Investment in properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these investments, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in investments include risks that the properties will not achieve anticipated sales price, rents, or occupancy levels and that estimated operating expenses and costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

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Rising expenses could reduce cash flow and funds available for future investments.

Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future cash distributions.

Due to a substantial influxes of capital investment and competition for properties, the real estate we invest in may not appreciate or may decrease in value.

The multifamily real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate and the strength in the economy, may result in inflated purchase prices for such assets. To the extent we invest in real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

A multifamily or commercial property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of for sale properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for multifamily space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

If we invest in commercial real estate, we will depend on commercial real estate tenants for our revenue and therefore our revenue may depend on the economic viability of our tenants.

If we invest in commercial real estate, we will be highly dependent on income from tenants. Our financial results will depend in part on leasing space in the properties or the full properties we invest in to tenants on economically favorable terms.

In the event of a tenant default prior to stabilization, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default, of a substantial tenant or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, substantial lease payment defaults by tenant(s) could cause us to lose our investment or reduce the amount of distributions to Members.

Competition and any increased affordability of single-family homes could limit our ability to lease our apartments or maintain or increase rents, which may materially and adversely affect us, including our financial condition, cash flows, results of operations and growth prospects.

The multifamily industry is highly competitive, and we face competition from many sources, including from other multifamily apartment communities both in the immediate vicinity and the geographic market where our properties are and will be located. If so, this would increase the number of apartments units available and may decrease occupancy and unit rental rates. Furthermore, multifamily apartment communities we invest in compete, or will compete, with numerous housing alternative in attracting residents, including owner occupied single and multifamily homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner occupied single and multifamily homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership, could adversely affect our ability to retain our residents, lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect us.

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The ongoing COVID-19 pandemic, and government restrictions adopted in response thereto, could significantly impact the ability of our tenants to pay rent, impede the performance of our properties, and harm our financial condition.

The United States, like the rest of the world, has been adversely affected by the breakout of the COVID-19 virus. The United States government, many states, and cities have periodically instituted shelter in place orders and adopted other restrictions which have caused the shuttering of many businesses and multiple layoffs, which may affect the income and, ultimately, the ability of tenants to pay rent. In addition, property owners have become subject of certain restrictions, such as a temporary moratorium on evictions, which may limit our Company’s ability to respond to tenant defaults. Further, materials and service providers required for our properties may be difficult to obtain. These factors, and any other effects of the Pandemic, may impede the operations of our properties and could significantly harm our financial condition and operating results.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties we invest in. We will be able to invest in additional properties only as additional funds are raised. Given the limited number of assets we are targeting, our properties will not be well diversified, and their economic performance could be affected by changes in local economic conditions or changes uniquely affecting one or more particular asset classes.

Our performance is therefore linked to economic conditions in the regions in which we will invest in properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, foreign investors and investment funds that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced, and you may experience a lower return on your investment. In addition, our properties may be located in a close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will invest in, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

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We may not have control over costs arising from rehabilitation of properties.

We may elect to invest in properties which may require rehabilitation. Consequently, we may retain independent general contractors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor's ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor’s ability to build in conformity with plans and specification.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our investment criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions or investments would impair the pursuit of our business plan. Moreover, our investment strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our investment criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with investments; failure of the properties we invest in to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The consideration paid for our properties may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the properties may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a property or its appraised value will be a fair price, that we will be able to generate an acceptable return on such property, or that the location, lease terms or other relevant economic and financial data of any properties that we invest in will meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a property. As a result, our investments in our properties may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

The failure of our properties to generate positive cash flow or to sufficiently appreciate in value would most likely preclude our investors from realizing an attractive return on their interest ownership.

There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In investing in a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

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Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to our Manager’s discretion.

Investments in real estate-related securities may be illiquid, and our Company may not be able to dispose of these assets in response to changes in economic and other conditions

If our Company invests in certain real estate-related securities that it may receive in connection with privately negotiated transactions, they may be restricted securities, resulting in a prohibition against their transfer, sale, pledge or other disposition for a period of time. These securities also will not be registered under the relevant securities laws, and thus cannot be transferred, sold pledged, or otherwise disposed except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our Company’s ability to dispose of these assets in response to changes in economic and other conditions may be extremely limited.

We may experience general risks of real estate investing

Factors which could affect our Company’s ownership of income-producing property might include, but are not limited to any or all of the following; changing environmental regulations, adverse use of adjacent or neighboring real estate, changes in the demand for or supply of competing property, local economic factors which could result in the reduction of the fair market value of a property, uninsured losses, significant unforeseen changes in general or local economic conditions, inability of our Company to obtain any required permits or entitlements for a reasonable cost or on reasonable conditions or within a reasonable time frame or at all, inability of our Company to obtain the services of appropriate consultants at the proposed cost, changes in legal requirements for any needed permits or entitlements, problems caused by the presence of environmental hazards on a property, changes in federal or state regulations applicable to real property, failure of a lender to approve a loan on terms and conditions acceptable to our Company, lack of adequate availability of liability insurance or all-risk or other types of required insurance at a commercially-reasonable price, shortages or reductions in available energy, acts of God or other calamities. Furthermore, there could be a loss of liquidity in the capital markets such that a refinance or sale of a property may be hindered.

Our Company’s investment in the properties will be additionally subject to the risks and other factors generally incident to the ownership of real property, including such things as the effects of inflation or deflation, inability to control future operating costs, inability to attract tenants, vandalism, rent strikes, collection difficulties, uncertainty of cash flow, the availability and costs of borrowed funds, the general level of real estate values, competition from other properties, residential patterns and uses, general economic conditions (national, regional, and local), the general suitability of a property to its market area, governmental rules and fiscal policies, acts of God, and other factors beyond the control of our Company.

We may experience uninsured or underinsured losses

The properties will be located throughout the United States. Depending on the location of a specific property, that geographic area may be at risk for damage to property due to certain weather-related and environmental events, including hurricanes, severe thunderstorms, wildfires, tornados, earthquakes, and flooding. To the extent possible, our Manager will attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

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All decisions relating to the type, quality, and amount of insurance to be placed on each property are made exclusively by our Manager. Certain types of losses, generally of a catastrophic nature (such as hurricanes, earthquakes, and floods) may be uninsurable, not fully insured or not economically insurable. Additionally, a property may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of each property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace a property after the property has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore that property.

Recently, the cost of certain types of extraordinary insurance coverage for such things as hurricanes, floods and earthquake has risen substantially. These types of losses are not generally covered in a standard hazard and liability insurance policy. In certain locations, this type of insurance may be unavailable or cost prohibitive. Our Company may proceed without insurance coverage for certain extraordinary risks if it cannot secure an appropriate policy or if our Manager believes that the cost of the policy is too high with respect to the risks to be insured.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore a property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to our Company. Additionally, a property may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

We may experience liability for environmental issues

Under various federal, state and local environmental and public health laws, regulations and ordinances, our Company may be required, regardless of knowledge or responsibility, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases (including in some cases natural substances such as methane or radon gas) and may be held liable under these laws or common law to a governmental entity or to third-parties for property, personal injury or natural resources damages and for investigation and remediation costs incurred as a result of the real or suspected presence of these substances in soil or groundwater beneath a property. These damages and costs may be substantial and may exceed insurance coverage our Company has for such events.

Buildings and structures on a property may have contained hazardous or toxic substances or have released pollutants into the environment; or may have known or suspected asbestos-containing building materials, lead based paint, mold, or insect infestations (such as roaches or bed bugs), that our Company may be required to mitigate. Undetected or unmitigated conditions such as these may cause (or be suspected to cause) personal injury and/or property damage, which could subject the properties, our Manager, and/or our Company to litigation with and liability to third parties.

Our Manager will attempt to limit exposure to such conditions by conducting due diligence on a Property, however, all or some of these conditions may not be discovered or occur until after that Property has been acquired by our Company.

We may experience liability for alleged or actual harm to third parties and costs of litigation

Owning and operating the properties subjects our Company to the risk of lawsuits filed by tenants, past and present employees, contractors, competitors, business partners, and others in the ordinary course of business. As with all legal proceedings, no assurance can be provided as to the outcome of these matters, and legal proceedings can be expensive and time consuming. Our Company may not be successful in the defense or prosecution of these lawsuits, which could result in settlements or damages that could result in substantial Losses to our Company. Even if our Company is successful, there may be substantial costs associated with the legal proceeding, and our Manager may be delayed or prevented from implementing the business plan of our Company.

Federal, state and local regulations may change

There is a risk of a change in the current federal, state and local regulations as it may relate to the operations of a property in the area of fuel or energy requirements or regulations, construction and building code regulations, approved property use, zoning and environmental regulations, or property taxes, among other regulations.

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Contractors may underestimate costs

Our Company intends on purchasing properties and rehabbing them. Our Company will likely hire contractors based on bids received for the cost of the rehab. Our Company may hire a contractor that underestimates the material and labor costs, the property could suffer from cost overruns which could adversely affect investments by investors.

Our Company will not realize a profit until individual properties are either cash flow positive or sold. Therefore, if there are cost overruns or multiple unforeseen change orders, our Company may not realize a return on investment which could adversely affect Members’ investments.

Title insurance may not cover all title defects

Our Manager will acquire title insurance on each property, but It is possible that uninsured title defects could arise in the future, which our Company may have to defend or otherwise resolve, the cost of which may impact the profitability of each property and/or our Company as a whole.

Compliance with Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990 (the ADA), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that a property is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. Furthermore, substantial modifications made to comply with the ADA, our Company’s ability to make cash distributions to its members.

Due diligence may not uncover all material facts

Our Manager, through its members will endeavor to obtain and verify material facts regarding the properties. It is possible, however, that our Manager will not discover certain material facts about a property, because information presented by the sellers may have been prepared in an incomplete or misleading fashion, and material facts related to such property may not yet have been discovered.

Financial projections may be wrong

Certain financial projections concerning the future performance of the properties are based on assumptions of an arbitrary nature and may prove to be materially incorrect. No assurance is given that actual results will correspond with the results contemplated by these projections. It is possible that returns may be lower than projected, or that there may be no returns at all.

These and all other financial projections, and any other statements previously provided to the Purchaser relating to our Company or its prospective business operations that are not historical facts, are forward-looking statements that involve risks and uncertainties. Sentences or phrases that use such words as “believes,” “anticipates,” “plans,” “may,” “hopes,” “can,” “will,” “expects,” “is designed to,” “with the intent,” “potential” and others indicate forward-looking statements, but their absence does not mean that a statement is not forward- looking.

Such statements are based on our Manager’s current estimates and expectations, along with currently available competitive, financial, and economic data. However, forward-looking statements are inherently uncertain. A variety of factors could cause business conditions and results to differ materially from what is contained in any such forward-looking statements.

It is possible that actual results from operation of the properties will be different than the returns anticipated by our Manager and/or that these returns may not be realized in the timeframe projected by our Manager, if at all.

Property purchases may be concentrated in certain real estate markets.

Our Company may purchase properties in one specific geographic area, and therefore will be dependent upon the continued demand for housing and residential property in that region. Our Company’s revenue and the value of its property portfolio may be disproportionately affected if the area’s economy and real estate markets suffer greater adverse impacts than the economies and real estate markets in other states or nationally due to local industry slowdowns and layoffs, changing demographics and other factors that result in oversupply of, or reduced demand for, commercial or residential properties in the region.

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We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

Our policies do not limit us from incurring debt in any amount we can obtain. We may borrow as much as 80% or more of the value of our properties. While our members will not be personally liable for these obligations, and our Manager may issue personal guarantees that these obligations will be repaid, our Company is ultimately responsible for paying off these debts. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this offering circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

DILUTION

Dilution means a reduction in value, control or earnings of the interests the investors. Our Manager was granted Class B membership interests in our Company for $0 cash contribution as compared to contributions of $99.50-$100 per non-voting Class A interest to be paid by investors pursuant to this offering. Because our Manager has been issued Class B interests in consideration for our Manager’s services, investors will experience economic dilution as a result of their purchase of interests approximately in proportion to the membership interests granted our Manager (30%). Certain investors will also experience minor dilution due to sales of discounted interests (Bonus Shares) to other investors pursuant to this offering. All investors may experience future dilution should our Company offer additional non-voting Class A interests in the future.

DETERMINATION OF OFFERING PRICE

In determining the offering price of the interests, we have considered a number of factors including, but not limited to, the illiquidity and volatility of the interests, the current financial condition of our Company and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the interests sold in this offering may be more or less than the fair market price for our interests.

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PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

We are offering a minimum of $1,000,000, and up to a maximum of $10,000,000, of non-voting Class A membership interests in our Company. Our Company may issue fractional interests. The minimum investment for any investor is $500. Our Company may elect to send investor appreciation gifts valued at not more than $50 to any investor investing $50,000 or more, which gifts may include, but are not limited to, event tickets, educational programs, or branded merchandise. The sale of non-voting Class A interests will begin upon qualification of this offering circular by the SEC.

Our Company has established a “Bonus Share” program pursuant to which it will sell interests at a discount for investments $75,000 and above, thereby granting such investors “Bonus Shares” as compared to investors investing less than $75,000. Our Company will sell up to 100,503 non-voting Class A interests based on the following price schedule:

Investment	Price per Interest
up to $74,999.99)	$100 per interest
$75,000-$149,999.99	$99.75 per interest
$150,000+	$99.50 per interest

The actual number of non-voting Class A interests sold will depend on the prices at which interests are sold.

Dalmore Group LLC, a broker-dealer registered with the Commission and a member of FINRA, has been engaged to provide the administrative and compliance related functions in connection with this offering, and as broker-dealer of record, but not for underwriting or placement agent services:

●

Reviewing investor information, including identity verification, performing Anti-Money Laundering (“AML”) and other compliance background checks, and providing issuer with information on an investor in order for issuer to determine whether to accept such investor into the offering;

●	Coordinating with third party agents and vendors in connection with performance of services;
●

Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation; and

●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor.

All offering proceeds will be held in a third-party escrow account with our Escrow Agent. Once the Minimum Offering Amount has been raised all offering proceeds will become available for use by our Company. If the Minimum Offering Amount is not raised by the Contingency Date six (6) months following qualification by the SEC of the offering statement in which this offering circular is a part, this offering will be terminated, and all investor funds will be promptly returned without interest or deduction. After the Minimum Offering Amount has been raised, we will conduct separate closings, which closings may be conducted on a rolling basis as coordinated between our Manager, Escrow Agent and Broker.

This offering shall be terminated upon (i) the Contingency Date that is six (6) months from the date the offering circular is qualified by the SEC if the Minimum Offering Amount has not been raised, or, if the Minimum Offering Amount has been raised by such Contingency Date, (ii) the date which is one year from the date this  offering circular or amendment thereof, as applicable, is qualified by the SEC, which period may be extended for two additional one year terms by our Manager in its sole discretion, or (iii) the sale of the Maximum Offering Amount of interests for the offering. Notwithstanding the foregoing, our Manager may rescind, increase, decrease or terminate this offering at any time, in its sole discretion, and will amend or supplement this offering circular as appropriate.

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Those persons who want to invest in or company must sign a subscription agreement, which will contain representations, warranties, covenants, and conditions customary for offerings of this type for limited liability companies. See “—How to Subscribe” below for further details. A copy of the form of subscription agreement is attached as Exhibit 4.1.

Company interests will be issued in book-entry form without certificates.

Commissions and Fees

The following table shows the total maximum discounts, commissions, and fees payable to Dalmore Group LLC as Broker, as well as certain other fees in connection with this offering by our Company.

	Per Interest	Total
Public offering price	$100	$10,000,000.00
Maximum broker and affiliate commissions and fees,	$1	$100,000
Proceeds, before other expenses	$99	$9,900,000

We have agreed to pay Broker fees consisting of a one-time $20,000 consulting fee, a one-time fee of $5,000 for expenses incurred by Broker and an offering fee of 1% of the amounts raised by our Company. Dalmore Group LLC has not investigated the desirability or advisability of investment in the interests, nor approved, endorsed or passed upon the merits of purchasing the interests. Broker is not participating as an underwriter and under no circumstance will it recommend our Company’s securities or provide investment advice to any prospective investor or make any securities recommendations to investors. Broker is not distributing any offering circulars or making any oral representations concerning this offering circular or this offering. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the offering statement and/or offering circular presented to investors by our Company. All inquiries regarding this offering should be made directly to our Company.

To the extent that our officers and directors make any communications in connection with this Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and, therefore, none of them is required to register as a broker-dealer.

Investor Suitability Standards

Our non-voting Class A interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our Company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

In addition to the foregoing, each prospective investor must represent in writing that they meet, among other things, all of the following requirements:

•	The prospective investor has received, reviewed, and understands this offering circular and its exhibits, including our operating agreement;

•	The prospective investor understands that an investment in interests involves substantial risks;

•	The prospective investor’s overall commitment to non-liquid investments is, and after their investment in interests will be, reasonable in relation to their net worth and current needs;

•	The prospective investor has adequate means of providing for their financial requirements, both current and anticipated, and has no need for liquidity in this investment;

•	The prospective investor can bear the economic risk of losing their entire investment in interests;

•	The prospective investor has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in interests; and

•

Except as set forth in the subscription agreement, no representations or warranties have been made to the prospective investor by our Company or any partner, agent, employee, or affiliate thereof, and in entering into this transaction the prospective investor is not relying upon any information, other than that contained in the offering statement of which this offering circular is a part, including its exhibits.

In addition, within the subscription agreement, investors must agree to indemnify our Company for their misrepresentations to our Company. Notwithstanding the foregoing, our Company is not requiring, and cannot require, investors to waive any of their rights to bring claims against our Company under the Securities Act, Exchange Act or similar state laws.

Our Manager will be permitted to make a determination that the subscribers of non-voting Class A interests in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to http://www.investor.gov. Our Manager may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

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An investment in our non-voting Class A interests may involve significant risks.  Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests.

Offering Expenses

Our Manager has incurred and will incur certain fees, costs and expenses incurred in connection with this offering. Such offering expenses consist of legal, accounting, marketing, filing and compliance costs, as applicable. We will reimburse our Manager for such expenses once we raise the Minimum Offering Amount. We will not reimburse such expenses if the Minimum Offering Amount is not raised.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular.  Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular.  Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov .

How to Subscribe

Potential investors who are “qualified purchasers” may subscribe to purchase our Class A interests. Any potential investor wishing to acquire such interests must:

1. Visit our website at www.adpicapital.com and click invest now. You will be prompted to create an account. Once you have created your account, you will be able to review our offering documents.

2. Carefully read this offering circular, and any current supplement, as well as any documents described in the offering circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in Class A interests is suitable for you.

3. Review and complete the subscription agreement, including a counterpart signature page to our operating agreement. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

4. Once the completed subscription agreement is signed, you must transfer funds in an amount equal to the purchase price for the interests you have applied to subscribe for (as set out on the front page of your subscription agreement).  As a general matter, all subscription monies will be held in a segregated escrow account until such time as your subscription agreement is either accepted or rejected by our Manager and, if accepted, such further time until you are issued the Class A interests. All forms of subscription amount payments will be made payable to the Escrow Agent and will be held bythe Escrow Agent in a segregated account until the Minimum Offering Amount has been raised, which could be up to six (6) months from the date this offering circular, as amended, is qualified by the SEC.   No investor funds will be released to the Company until the $1,000,000 Minimum Offering Amount has been raised.

5. Our Manager will review the subscription documentation completed and signed by you. You may be asked to provide additional information. Our Manager will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw the offering at any time prior to closing.

6. Once the review is complete, we will inform you whether or not your application to subscribe for the interests is approved or denied and, if approved, the number of interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction.

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7. If all or a part of your subscription is approved, then the number of interests you are entitled to subscribe for will be issued to you upon the closing. Upon acceptance, the subscription monies held on your behalf will be transferred to our operating account as consideration for such interests as of your acceptance date, which will be promptly issued.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and our operating agreement. Our Company and Manager will rely on the information you provide in the subscription agreement and the supplemental information you provide in order for our Manager to make an election whether or not to a accept your investment. If any information about your “qualified purchaser” status changes prior to you being issued the interests, please notify our Manager immediately using the contact details set out in the subscription agreement.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing escrow account and will not be commingled with our operating account, until if and when there is a closing with respect to that investor. Upon a closing where the investor’s subscription is to be accepted (either in whole or part), then the investor’s subscription proceeds will be disbursed by our Escrow Agent.  If the offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts will be returned promptly to investors without interest or deductions. Any costs and expenses associated with a terminated offering before we raise the Minimum Offering Amount will be borne by our Manager. Once an investor’s interests have been issued, the investor will become a member of our Company.

USE OF PROCEEDS TO ISSUER

The following table illustrates the amount of net proceeds to be received by our Company on the sale of the Class A interests offered hereby and the intended uses of such proceeds over an approximate twelve (12) month period. It is possible that we may not raise the entire offering amount through this offering circular. In such case, we will reallocate the use of proceeds as the board of directors deems to be in the best interests of our Company in order to effectuate its business plan. The intended use of proceeds are as follows:

Capital Sources and Uses

	100%	75%	50%	25%	Minimum Offering Amount
Gross Offering Proceeds	$10,000,000.00	$7,500,000.00	$5,000,000.00	$2,250,000.00	$1,000,000.00
Offering Costs(1)	$190,000.00	$165,000.00	$140,000.00	$112,500.00	$100,000.00

Use of Net Proceeds:	$9,810,000.00	$7,335,000.00	$4,860,000.00	$2,137,000.00	$900,000.00

Acquisition of properties	$7,996,470.00	$5,978,970.00	$3,961,470.00	$1,742,220.00	$739,875.00
Rehabilitation of properties	$991,000.00	$741,000.00	$491,000.00	$216,000.00	$87,500.00
Ongoing legal and accounting fees	$49,550.00	$37,050.00	$24,550.00	$10,800.00	$4,375.00
Marketing	$29,730.00	$22,230.00	$14,730.00	$6,480.00	$2,625.00
Working capital reserves	$743,250.00	$555,750.00	$368,250.00	$162,000.00	$65,625.00

Notes:

(1)

Dalmore Group LLC, referred to herein as the Broker, is engaged for administrative and compliance related services in connection with this offering, but not for underwriting or placement agent services. Once the SEC  has qualified the offering statement, as amended, and this offering commences, the Broker will receive a cash commission equal to one percent (1%) of the amount raised in the offering. In addition, our Company expects to spend approximately $90,000 in expenses relating to this offering, including legal, accounting, compliance, travel, marketing, printing and other miscellaneous fees, which may be paid by our Manager and reimbursed by our Company.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of our Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause our Company to modify the above-described allocation of proceeds. Our Company’s use of proceeds may vary significantly in the event any of our Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

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DESCRIPTION OF BUSINESS

Our Company

ADPI Capital™ was formed in 2022 to be the capital investment vehicle for the Active Duty Passive Income™ (“ADPI”) community. Our investment objective is to generate both current income and capital appreciation through investments in real estate assets.

ADPI is an educational service provider that strives to educate, mentor and empower active-duty service members, veterans, spouses and military families to reach financial freedom by creating passive income through real estate investing. ADPI has created a community of over 50k members who have received varying levels of real estate investment education and training from ADPI mentors. ADPI Capital™ was formed to provide ADPI members vehicles into which they could invest and generate passive income. Each of the managers of our Manager and the members of the advisory council are affiliated with ADPI.

Adam La Barr (managing member of ADPI Capital) is the Executive Multifamily Investing Coach  and Co-Owner of ADPI; Kevin Brenner (managing member of ADPI Capital) is the Podcast Co-Host and Director of Single Family Education of ADPI; Markian Sich (managing member of ADPI Capital) is the Founder and CEO of ADPI; Eric Upchurch (Advisory Council member) is the Co-Founder and Chief Product officer of ADPI; Tim Kelly (Advisory Council member) is the VP of Education and Co-Owner of ADPI; and Jill Campbell (Advisory Council member) is the VP of Member Experience and Co-Owner of ADPI.

ADPI Capital™ is a community-driven real estate investment firm dedicated to providing service members, veterans, and their families easy access to real estate investment opportunities. By removing common barriers to entry like wealth and large minimum investment requirements, ADPI Capital is disrupting the traditional investment process. We help the military community own more of the land they swore to protect and defend. Our Company has been formed as ADPI Capital’s inaugural real estate fund. While interests in this offering are open for all to purchase, our Company’s target audience is ADPI’s members and other active duty and veteran investors and their families.

We have entered into a written agreement with ADPI to access its member base and use its trademarks and logos for a monthly fee of $100. Such agreement is for an initial twelve (12) month term and is automatically renewable for successive twelve (12) month terms. To the extent that ADPI cancels such agreement, we would have to find investors and operators from other sources, which could have a material negative impact on our business until we are able to find other sources for such contacts.

Our Company intends to send directed communications to ADPI’s members through email blasts and social media posts on ADPI’s sites. We also intend to promote our Company at ADPI member events. Because these members are familiar with our management through ADPI, already interested in investing in income producing real estate and are active duty, veteran or family of the foregoing like our management, we expect many of such ADPI members to take interest in our Company. At this point, there is no way of knowing what portion of investments will come from the ADPI community; however, we do anticipate that a majority of our investors will result from our solicitations to ADPI members, active duty military and veterans. Notwithstanding the foregoing, we will also generally advertise the offering on social media and through our Manager’s other contacts.

Our Company intends to purchase B and C class multifamily, self-storage, mobile home park and other real estate assets in Tier 2 and 3 markets. Class B multifamily properties are generally those built in the ‘90s while Class C are generally those built in the 70’s and 80’s, although such classifications can vary depending on the market the property is located in and the amenities the property offers. According to Investopedia.com, Tier II markets such as Seattle (according to Investopedia.com) are those in the process of developing their real estate markets. These cities tend to be up-and-coming, and many companies have invested in these areas, but they haven't yet reached their peak. Real estate is usually relatively inexpensive here; however, if growth continues, prices will rise. Tier III cities such as Akron, OH (according to Investoperdia.com) have undeveloped or nonexistent real estate markets. Real estate in these cities tends to be relatively inexpensive, and there is an opportunity for growth if companies decide to invest in developing the area.

Generally, we intend to invest in properties that have a projected annualized return to the Company of 8% or more. Prior to purchasing a property, our Manager will review the historical financials the property. From those financials, our Manager will derive a growth rate to apply to revenues and expenses of the property to establish annual projected net operating income. Based on these figures, our Manager will also select a targeted cap rate to determine a targeted sales price. In order for our Company to move forward with acquisition, projected net proceeds from operation and sale must be projected to equal an average return on the Company’s initial investment in the property of at least 8% per year. These returns to the Company are merely projections to be used as an underwriting criteria by our Manager and cannot be guaranteed to the Company and do not represent any level of projected or guaranteed returns to investors.

Our Company intends to hold each of its properties in a separate special purpose entity (“SPE”) wholly or majority owned by our Company. Upon the sale of a property, we may elect to either distribute sale proceeds or reinvest them into another property. We intend to hold our properties for 5-7 years and expect to be self-liquidating from the sale of all properties in approximately seven years. Our Manager has sole authority to decide what properties we invest in and how long to hold such properties.

We intend to invest across the U.S. We will look for markets or submarkets with expanding populations, multiple economic sectors, positive job growth and more opportunities for employees and prospective tenants, and low crime rates. Once we acquire a property, we expect to perform certain upgrades, which could cost anywhere from $1k per door to $12k per door and could take a couple of months to two years, depending on the size of the property, the renovations needed and the occupancy rates for the property.

We intend to leverage ADPI’s vast network of professional operators to source and operate our properties. We intend to source our properties and operators through our community of active duty and veteran real estate investors, including ADPI’s Military Multifamily Academy Heroes (members of the ADPI community who have participated in ADPI Military Multifamily Academy® and Mastermind™ and invested in real estate), and other vetted sponsors introduced to the Company through managing members of our Manager and our Advisory Council. Our operators will present us with properties and then our team will vet the properties through our underwriting process. If we choose to purchase a property, we will acquire the property through an SPE. The operator will either be granted a contractual profits interest in the property or equity in the SPE, which will be determined by our Manager based on the capital and sweat equity contributions of the operator. We expect to give our operators approximately 10%-30% profits or equity interest in each property. The operator will manage the property operations and perform such acts as hiring service providers and property managers, obtaining insurance, reviewing financial statements, etc. We expect to provide the operator with ongoing oversight and training, including through the rehabilitation process. If an operator underperforms, we will remove the operator and operate the property directly. We may also source our properties independently through our Manager.

Our Manager expects to originate and acquire properties on an ongoing basis and will continue to do so until the Maximum Offering Amount has been deployed or until our Manager believes market conditions do not justify doing so.

We expect to selectively employ leverage in an attempt to enhance total returns to our members through a combination of senior financing on our real estate acquisitions. Our target portfolio wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50% and 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of commercial projects assets. We will seek to secure conservatively structured leverage that is long term, nonrecourse, non-mark to market financing to the extent obtainable on a cost-effective basis; however, may use floating rate, construction financing and other available loan types as well. Our Manager may from time to time modify our leverage policy in its discretion.

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We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset management and timely disposition of those assets. The following practices summarize our investment approach:

•

Local Market Research – Our Manager will extensively research the acquisition and/or origination and underwriting of each transaction, utilizing both market data and the transactional knowledge and experience of our network of professionals and in market relationships.

•

Underwriting Discipline – We will follow a managed process to examine all elements of a potential investment, including a property’s location, prospects for long range appreciation, income potential, resale capacity, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. Our Manager will review comprehensive reports for each asset throughout the holding period to ensure it still meets our investment criteria.

•

Risk Management – Risk management is a fundamental principle in our construction of portfolios and in the management of each investment. Our Manager will review investments based on investment type, investment size and investment risk to try to mitigate portfolio level risk where possible.

•

Asset Management – Prior to the purchase of an individual property our Manager will develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns.

Our Manager has the authority to make all the decisions regarding our investments. The criteria that our Manager will consider when evaluating prospective investment opportunities include:

•	macroeconomic conditions that may influence operating performance;

•	real estate market factors that may influence real estate valuations;

•	analysis of the real estate, zoning, operating costs and the asset’s overall competitive position in its market;

•	real estate and sales market conditions affecting the real estate;

•	the estimated costs and timing associated with capital improvements of the real estate;

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•	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

•	review of third party reports, including appraisals, engineering and environmental reports;

•	physical inspections of the real estate and analysis of markets; and

•	the overall structure of the investment and rights in the transaction documentation, including terms of the agreement with the operator.

If a potential investment meets our Manager’s underwriting criteria, our Manager will review the proposed transaction structure with respect to the operator, including, distribution and waterfall criteria, governance and control rights, buy sell provisions and recourse provisions. Our Manager will analyze each potential investment’s risk return profile and review financing sources, if applicable.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for future filings after this offering.

Our Company’s principal address 470 West Broad Street, Suite 701, Columbus, OH 43215.

Competition

The multifamily and commercial real estate industries are highly competitive, and we face competition from many sources, including from other income producing real estate both in the immediate vicinity and the geographic market where our properties are and will be located. If so, this would increase the number of units available and may decrease occupancy and unit rental rates. Furthermore, our multifamily apartment communities will compete with numerous housing alternatives in attracting residents, including owner occupied single and multifamily homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner occupied single and multifamily homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership, could adversely affect our ability to retain our residents, lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect us.

Employees

We do not currently have employees. The managing members of our Manager will provide us services through our Manager. We expect that managing members of our Manager, Kevin Brenner and Adam La Barr, will provide services full-time, and managing member of our Manager, Markian Sich, will provide services on a part-time basis. Our Manager also expects to engage employees and contractors on our behalf as necessary, but has not done so at this point.

Government Regulation

Regulation of the ownership and renovation of properties varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business. Claims arising out of actual or alleged violations of law could be asserted against us by individuals or governmental authorities and could expose us or each series of interests to significant damages or other penalties.

Legal Proceedings

None of our Company, our Manager, or any managing member of our Manager is presently subject to any material legal proceedings.

Transfer Agent

Colonial Stock Transfer

7840 S 700 E

Sandy, UT 84070

(801) 355-5740

Reports to Security Holders

We are required to keep appropriate books of the business at our principal offices.  The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP.  For financial reporting purposes and tax purposes, the fiscal year ended February 28, 2022 for financial reporting purposes and will be on the same day each year, unless otherwise determined by our Manager

Under the Securities Act, we must update this offering circular upon the occurrence of certain material events. We will file offering circular amendments and supplements as appropriate. We are also subject to the informational reporting requirements under the Exchange Act that are applicable to Tier 2 companies whose securities are offered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with SEC. We will provide such documents and periodic reports through the SEC’s EDGAR system at www.sec.gov. We will provide holders with copies via email or paper upon request.

We will also provide each investor a form K-1 each year so that investors can file their state and federal tax returns.

DESCRIPTION OF PROPERTY

We currently share a corporate address with our Manager at 470 West Broad Street, Suite 701, Columbus, OH 43215, for which we do not have a lease or other agreement to use and we have a virtual office at 6809 Main Street, Unit #619, Cincinnati, OH 45244, for which we pay nominal rent. We do not otherwise own or lease properties at this point. We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

Since our formation in February 2022, our Company has been engaged primarily in formulating its business plan and developing the financial, offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced.

Operating Results

We have not generated any revenues or incurred direct operating expenses as of the date of this offering statement. We do not intend to generate revenues for at least six (6) months after the Minimum Offering Amount has been raised and capital deployed via purchase of our first property.

Liquidity and Capital Resources

As of the date of this offering statement, our Company does not have cash or cash equivalents or assets that can be liquidated. We do not currently have any significant capital commitments, except the agreement to repay our Manager for offering expenses occurred on our behalf which will be repaid through offering proceeds if we raise the Minimum Offering Amount. Our sole source of capital until we acquire properties that generate revenues will be monies raised through this offering.

Plan of Operations

We have not commenced operations, are not capitalized and have no assets or liabilities. We intend to start operations shortly after the time of a closing of this offering. We intend to purchase our first property within six (6) months from the date the Minimum Offering Amount has been raised and an additional one to two properties within the first twelve (12) months from the date the Minimum Offering Amount has been raised. We expect to make improvements to our properties, which could take a few months to over a year to complete depending on the size and existing occupancy rates of a particular property.

We believe that the proceeds from this offering will satisfy our cash requirements for the next twelve (12) months to implement the foregoing plan of operations.

Trends

The apartment housing market has been resilient throughout COVID and 2021 saw the most annual leasing activity on record. 2022 appears to be on the same track. Prices for purchasing apartments have been rising along with rental rates. Some markets have seen as much as 25%+ rental price growth year over year. Managers of ADPI Fund I do not foresee this to be a continuing trend, but rather a catch-up from the lack of growth during COVID. Home prices have increased 33% over the last five years and that trend is continuing. The housing price increase are also projected to keep apartment occupancy rates.

While government stimulus and low interest rates encouraged 2021’s robust economic rebound, this highly accommodative monetary policy also helped drive inflation to highs not seen in almost 40 years. As the consensus outlook on inflation has recently moved from “transitory” to more persistent, the Federal Reserve has markedly changed its stance to become more hawkish. The Federal Reserve at its November 2022 meeting, raised interest rates by three quarters of a point for the fourth time this year, bringing the benchmark interest, pushing borrowing costs to a new high since 2008. Fed Chair Jerome Powell recently signaled officials will likely take interest rates even higher than the 4.5-4.75 percent they initially projected in September but might take smaller steps to get there. Rate hikes are expected to stop some time in 2023 but rates are expected to remain elevated for some time. These rate increases have caused lenders to similarly raise their rates for home borrowing. The current high cost of loans combined with inflation and supply is expected to result in less individuals purchasing single-family homes and more individuals renting, increasing demand for multifamily rental units and driving up rental rates. Consequently, current forecasts capture expectations of broad rent growth and increased occupancy in the multifamily real estate industry. Similarly, purchasers of multifamily properties are experiencing increased loan rates and demand, making purchasing multifamily properties more difficult, which could impact our ability to acquire multifamily properties; however, with the capital raised from this offering, we believe we will have a strong cash position, making our reliance on leverage less than some of our competitors.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our Manager

Our Company operates under the direction of our Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. Our Manager is ADPI Capital, LLC. Pursuant to our Operating Agreement, our Manager and its managing members are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require; however, it is expected that managing members of our Manager, Adam La Barr and Kevin Brenner, will devote full time to our Company’s operations while managing member of our Manager, Markian Sich, will provide services part-time. Our Manager will perform its duties and responsibilities pursuant to our operating agreement. Our Manager is newly formed and has no experience operating a real estate fund or raising capital.

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The responsibilities of our Manager include the following:

•	together with members of the Advisory Council, define and oversee the overall underlying asset sourcing, management, and disposition strategy;

•

manage our asset sourcing activities including, creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, and structuring relationships with operators;

•	negotiate and structure the terms and conditions of acquisitions of assets with asset sellers;

•	structure and negotiate the terms and conditions of transactions pursuant to which underlying assets may be sold or otherwise disposed;

•	Oversee our operators and provide them with ongoing training and support;

•	provide any appropriate updates related to properties;

•	manage communications with interest holders, including answering e-mails, preparing and sending written and electronic reports and other communications;

•	determine our distribution policy and determine amounts of and authorize distributions from time to time;

•	manage and perform the various administrative functions necessary for our day-to-day operations;

•

maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the SEC and any other regulatory agency, including annual and semi-annual financial statements;

•	maintain all appropriate books and records for our Company;

•	obtain and update market research and economic and statistical data in connection with our properties and markets;

•	oversee tax and compliance services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	evaluate and obtain adequate insurance coverage for the properties based upon risk management determinations;

•	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

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DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES OF OUR MANAGER

We do not have officers or directors but are managed by our Manager, ADPI Capital, LLC. The following table sets forth the name and position of each of the current managing members of our Manager.

			Term of Office
Name	Position	Age	(Beginning)	Approximate Hours Per Week for Part-Time Employees
Adam La Barr	Managing Member; Chief operating Officer	36	February 2022	Expected Full-Time
Kevin Brenner	Managing Member; Director of Investor Relations	32	February 2022	Expected Full-Time
Markian Sich	Managing Member	31	October, 2022	Expected 5-10 hours per week
Tim Kelly	Advisory Council Member	38	February, 2022	Expected approximately 8 hours per month
Eric Upchurch	Advisory Council Member	42	February, 2022	Expected approximately 8 hours per month
Jill Campbell	Advisory Council Member	38	February, 2022	Expected approximately 8 hours per month

Adam La Barr. Adam La Barr has been an owner with the Active Duty Passive Income team since 2017 and has been investing in multifamily real estate since 2018 as well. Adam is also an Air Force Veteran and a real estate/personal finance coach. Adam also served in the military from 2003-2021.

·	2003-2021: United States Air Force
·	2015 - Present: Owner/CEO, RAL Capital Group
·	2017 - Present: Owner/Multifamily Education Chief, Active Duty Passive Income

Kevin Brenner. A University of Miami graduate with a Bachelors in Atmospheric Science and former Pentagon Air Force meteorologist, Kevin is not your typical Wall Street fund Manager. Rather than pursue an expensive finance degree, Kevin spent years meticulously educating himself in every facet of multifamily real estate from syndications to underwriting to fund management. Apart from serving his country, Kevin is a well recognized investor, coach, mentor, and host of the top-rated Active Duty Passive Income Podcast. With over 325,000+ downloads worldwide, Kevin’s growing influence and network in the real estate space has helped him expand his personal multifamily portfolio. A passionate educator, Kevin is Active Duty Passive Income’s Director of Single-Family Education where he coaches over 200+ military real estate investors on how to succeed in real estate.

•	Captain, USAF | 2013 – 2021
•	Director, Single-Family Education, Active Duty Passive Income | 2019 – Present
•	Host, Active Duty Passive Income Podcast | 2019 – Present
•	Founder + CEO, Nimbus Capital | 2020 – 2022
•	Founder + CEO, SUCASA Home Solutions | 2021 – Present

Markian Sich. CEO and Founder of Active Duty Passive Income, Markian Sich separated from the US Marine Corps in 2021. Markian, a third-generation Ukrainian immigrant, learned about the power of opportunity from his family. Shortly after graduating the United States Naval Academy, Markian began his investing career. His successes inspired him to teach others about real estate investing. Markian earned his double major in Computer Science and Information Technology and a Minor in Russian at the United States Naval Academy in 2013.  His five year work history is as follows;

·	Active Duty Passive Income LLC and all subsidiary companies – CEO; May 2017 – Present
·	First Things LLC - Senior Managing Partner; 2017 – Present
·	USMC Officer; May 2013 - September 2021

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It should be noted that our Manager recently removed one of its managing members, Victoria Griggs, and Advisory Council member Spenser Thomas, for breach of their agreements with our Manager. Victoria Griggs disputes her removal; however, this dispute is not expected to have a material impact on investors’ interests in our Company. The Company appointed Markian Sich to replace Victoria Griggs as managing member of ADPI Capital LLC.

There are no arrangements or understandings known to us pursuant to which any member of our Manager or Advisory Council was or is to be selected. There are no agreements or understandings for our Manager or its members (including Advisory Council members) to resign at the request of another person and neither our Manager nor any of its members is acting on behalf of nor will any of them act at the direction of any other person.

There are no family relationships between any Manager or Manager’s managing members, person nominated, or chosen to become such or Advisory Council members.

To the best of our knowledge, none of our Manager’s members (including Advisory Council members) has, during the past five years:

•	been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or
•

had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Advisory Council

We have assembled an Advisory Council of ADPI executives to advise our Manager in evaluating property opportunities and operations. Our Advisory Council members were selected because of their experienced positions with APDI, their personal experience owning and managing income producing real estate, and their connections with potential operators and deal flow.  Each of the Advisory Council members has been granted interests in our Manager, as herein detailed, in consideration for their agreement to serve on our Advisory Council. Consequently, our Advisory Council members will be entitled to receive distributions from our Manager resulting from our distributions to our Manager. Otherwise, our Advisory Council members will not receive remuneration from serving on our Advisory Council. As members of our Manager, Advisory Council members will be permitted to vote on such matters as brought to vote by the managing members of our Manager. Our Manager’s managing members do not expect to bring any matter to vote by the Advisory Council unless our Manager’s managing members are deadlocked over acquisition of a particular property, which deadlock is not expected to occur so long as there is an odd number of managing members of our Manager. Advisory Council members otherwise hold a minority interest in our Manager and will have no ability to control our Manager or Company or make managerial decisions on behalf of the same.

Each of our Advisory Council members will execute an “Advisory Board Member Agreement” (an “ABMA”). Pursuant to the ABMA, each member agrees to serve on the Advisory Council for a term of one year, subject to certain termination terms including voluntary termination by our Company or advisory member with proper notice. Each advisor will attend periodic meetings as called by the managing members of our Manager. Meetings are expected to be held electronically at the same day and time designated by our Manager and agreed to by the Advisory Council members each month. At minimum, each advisor will be available to meet no less than a monthly basis for Advisory Council meetings to confer with, provide updates to, and to answer questions from Company’s members and provide advice to our Manager’s managing members as reasonably requested by the Company.

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Advisors will review specific property acquisitions and provide business guidance at meetings of the Advisory Council if and as requested by our Manager. They will also introduce to our Manager’s managing members potential Operators and property deals that the advisors become aware of through their interactions with ADPI members, including ADPI’s Military Multifamily Academy Heroes, and otherwise that they believe would fit with the Company’s investment objectives. Advisory Council members are also anticipated to answer questions or provide updates regarding ADPI Capital’s business generally to the ADPI community and other inquiring individuals, which communications are expected to occur primarily at ADPI sponsored events and to the extent such third-parties specifically reach out to an Advisory Council member.  Advisory Council members are not expected to solicit investors on our Company’s behalf and will direct such communications to our Manager’s managing members or our website, as appropriate.

Pursuant to our agreement with our Advisory Council members, we will reimburse such members for certain expenses incurred on our behalf and attending meetings of the Advisory Council; however, we do not expect such members to incur expenses on our behalf and expect Advisory Council meetings to occur electronically and, thus, do not expect to have to reimburse members for such meeting attendance or otherwise. In the event there is occasion to reimburse Advisory Council members, we do not expect such reimbursement amounts to be significant.

Our Advisory Council consists of the following members:

Tim Kelly. Tim is a Real Estate Investor & Educator, a Best-Selling Author, Speaker, and recently separated from the US Navy as a Chief Petty Officer after 15 years of service. As VP of Education of Active Duty Passive Income, Tim is helps military and veterans realize their financial freedom goals through real estate investing. Active Duty Passive Income (May 2018 - Present). Tim Kelly has actively invested in real estate for the past 11 years and has invested in 15 large commercial multifamily and mobile home park real estate properties. His five-year work history is as follows:

•	Active Duty Passive Income (May 2018 - Present)
	•	Co-owner | VP of Education
•	Kelly Housing Group (January 2015 - Present)
	•	Senior Managing Partner
•	United States Navy (September 2005 - November 2020)
	•	Chief Petty Officer

Eric Upchurch. Eric Upchurch is an Army Special Operations veteran and Co-Founder of Active Duty Passive Income. With a passion for educating the military community, Eric has dedicated himself to a myriad of investment strategies ranging from Self-Directed IRAs to multifamily apartment investing, and live-in flips, to mobile home parks and commercial self-storage facilities. Eric Upchurch has actively invested in real estate for the past 16 years and has invested in 10 large commercial multifamily, mobile home park, and self-storage real estate properties. His five-year work history is as follows:

•	Active Duty Passive Income (December 2017 - Present)
	•	Co-owner | Chief Product Officer

Jill Campbell. Jill's ability to solve problems, which, when combined with the frequent relocations of military life, has resulted in a chronic case of serial entrepreneurship. Having moved over 30 times throughout her life, Jill has developed a talent for quickly developing relationships and building a “tribe” – a skill that she has honed within the ADPI community. Jill Campbell has actively invested in real estate for three years and has invested in 15 units ranging from residential real estate to commercial multifamily real estate. Her five-year work history is as follows:

•	Active Duty Passive Income (April 2019 - Present)
	•	VP of Member Experience
•	Mormon Women for Ethical Government (June 2018 - June 2021)
	•	Director of Internal Support

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our Manager has not and will not receive any salary or fees from us for its services. Notwithstanding the foregoing, our Manager has been issued all Class B interests in our Company for its organizational services. Neither our Manager nor its affiliates will receive any selling commissions or fees in connection with this offering.

Our Manager and its affiliates will receive reimbursement of reasonable expenses paid or incurred by our Manager or its affiliates in connection with our Company’s operations, including any legal, financial and tax reporting, and accounting costs, which may be paid from capital contributions, debt, operating revenue, or reserves. Notwithstanding the foregoing, it is not expected that our Manager will incur expenses on our behalf after raising the Minimum Offering Amount. Our Manager will receive reimbursement for costs incurred relating to this offering and organization of our Manager and Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

ADPI Fund I, LLC is currently wholly owned by our current Manager, ADPI Capital, LLC via the issuance of all 100 Class B interests in our Company. Class B interests will represent 30% of the membership interests of our Company once a non-voting Class A interest has been issued. The following table details the ownership of all of our issued and outstanding interests as of December 9, 2022.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Class B interests	ADPI Capital, LLC LLC(1) 470 West Broad Street, Suite 701, Columbus, OH 43215	100 Class B interests	N/A	100%

(1) Our Manager is owned as follows. The table shows the percentage of issued and outstanding membership interests of our Manager held by such individuals.

Adam La Barr	26.758%
Kevin Brenner	18.158%
Markian Sich	15.610%
Jill Campbell	13.158%
Eric Upchurch	13.158%
Tim Kelly	13.158%

 (2) There are no non-voting Class A interests issued and outstanding.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described herein (or within the section entitled “Compensation of Directors and Executive Officers” of this report), none of the following parties (each a “Related Party”) has, in our fiscal years ended 2020 and 2021, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

·	any of our Manager, or its managers or members of the advisory council;

·	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding interests; or

·	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

We have entered a written agreement with ADPI, of which members of our management are affiliated, wherein ADPI has agreed to license to us certain intellectual property in consideration for our payment of $100 per month to ADPI. Such agreement is for an initial twelve (12) month term and is automatically renewable for successive twelve (12) month terms.

Our Manager has been issued all Class B interests in our Company, which will represent 30% of the membership interests in our Company once non-voting Class A interests have been issued. As a Class B member, our Manager has executed and is a party to our amended and restated operating agreement.

Our Manager and/or its affiliates have paid for all of our Company’s offering expenses, which will be reimbursed by our Company once the Minimum Offering Amount has been raised.

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Conflicts of Interest

There may be conflicts of interests between our Company, its management and investors. Our Manager and its members may act as members and/or members of other entities and may have current or future responsibilities to such entities, which entities may have similar business plans to our Company and may compete with our Company.  Investors will have no right to participate in such entities or have any rights to the assets or operations thereof. To the extent our Manager or its members are required to spend time on such investment and/or management activities, they may not be able to devote full-time to our Company’s operations. Our Manager and its managing members and members of the Advisory Council try to balance our interests with their duties to entities owned or managed by them. However, to the extent that such persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to our investors and the value of our interests. To the extent that entities have investment objectives that compete with our Company, our Manager will allocate opportunities between the entities using its business judgement. Factors that our Manager may consider include investment objectives and criteria for each entity, cash requirements and availability, the effect of inclusion of the opportunity on portfolio diversity, leverage ability for each entity, and anticipated cash flow and holding periods.

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned or managed by our Manager, Advisory council members or their affiliates are located. In such a case, a conflict could arise in the leasing of properties in the event that we and such other properties were to compete for the same tenants, or a conflict could arise in connection with the resale of such properties if there were an attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we and such other property seek to employ developers, contractors or building Managers, as well as under other circumstances.

Our Manager’s interests in our Distributable Cash may cause its managing members to make more risky business decisions than they would otherwise in the absence of such carried interest. However, our Manager will evaluate properties on the terms set forth herein.

Certain legal, accounting and other advisors, including real estate brokers, of our Company may also serve as representatives or agents of our Manager or its members. As a result, conflicts of interests could arise and in such cases, such representatives or agents may have to withdraw from representation of our Company if such conflicts cannot be resolved.

 Our Company does not have any formal policies in place to resolve conflicts of interest.

PRIOR PERFORMANCE

Prior Performance is Not Indicative of Future Results

Our Company is newly formed specifically to pursue its proposed business and has no prior experience raising or investing funds. Our Manager and its affiliates do not have prior experience raising money for or operating a real estate fund. However, Adam La Barr, a managing member of our Manager, has recently participated in a Project that raised funds from investors to invest in a single property.

The following project (“Project”), referred to below as Country Club Estates, had investment objectives that are similar to the investment objectives of the Company and closed in the past three years. The Project was sponsored by a managing member of our current Manager, Adam La Barr, as an asset manager. As asset manager, Adam La Barr helped source the property, performed all due diligence on the property, created the business plan for the property, which included repositioning existing leases from month-to-month to annual leases, increasing rent, refinancing the property, and establishing a 5-7 year hold window. He also met and communicated regularly with the property manager, contractors, etc. to ensure the business plan was moving forward and the value of the asset was increasing. Mr. La Barr also served as a managing member of the Project. In such role, he was also responsible for communicating with investors and distributing funds to investors in accordance with the operating agreement for the Project.

The following Project was deemed to be similar in nature in that it raised funds from a private equity offering exempt from registration pursuant to the safe harbor afforded by Regulation D under the Securities Act for the primary purpose of acquiring and/or investing in income-producing real estate assets as long-term investments for eventual sale. We did not include personal investments or joint ventures of our Manager, its managing members or Advisory Council members.

Because of the above stated similarities, investors who are considering purchasing non-voting Class A interests from the Company might find it useful to review information about the Project. Notwithstanding the forgoing, prospective investors should bear in mind that prior performance does not indicative of or guarantee future results. The fact that a prior Project has been successful (or unsuccessful) does not mean our Company will experience the same results.

There have been no major adverse business developments or conditions experienced by the Project that would be material to purchasers of our Company’s interests. The Project was sold on or around December 21, 2021.

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STRATEGY AND RESULTS

As described at length in “DESCRIPTION OF BUSINESS” section starting on page 23, our investment strategy is to:

1)

Identify storage, multifamily, commercial, and mobile home properties in quality locations in our Company’s target markets, where our Company can add significant value through third-party hands-on management and/or appreciation potential;

2)	Invest in those properties at prices where there is sufficient upside potential to obtain attractive returns over the long term;
3)	Make physical alterations and other improvements to those properties, as needed; and
4)	Through third-party management, increase the rents to increase the overall value of the property.

CAUTION: PRIOR PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE FACT THAT OUR MANAGEMENT HAS BEEN SUCCESSFUL WITH THESE PROJECTS DOES NOT GUARANTY THAT THE COMPANY WILL BE SUCCESSFUL.

Prior Performance Tables

We are providing a number of tables that illustrate the results of the Project:

Table	Projects Included in Table	Purpose and Subject Matter
I. Experience Raising Funds	Projects the offering of which closed within the last three years.	Provides information concerning the offerings themselves, including how the offering proceeds were deployed.
II. Compensation to Sponsor	Projects from which the management received compensation during the last three years.	Describes all compensation paid to the management within the last three years, whether in the form of management fees
III. Operating Results	Projects the offering of which closed within the last five years.	Sets forth the annual operating results of the Projects included.
IV. Completed Projects	Projects completed (no longer own properties) within the last five years.	Summarizes the results of the Projects included, including the return to Project investors.
V. Sales of Property	All Projects that have sold property within the last three years.	Summarizes the result of property sales.
VI. Purchases of Property	Purchases of property within the last three years.	Summarizes each property purchase, including number of units, purchase price, and financing.

Table I - EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

Table I sets forth the experience in raising and investing funds of prior real estate programs whose offerings closed during the three years ending December 31, 2021. All figures are as of December 31, 2021.

Country Club Estates
Dollar amount offered	$3,250,000
Dollar amount raised (100%)	$1,125,000
Less offering expenses:	-
Selling commissions and discounts retained by affiliates	$0
Organizational expenses	$0
Other (explain)	-
Reserves	$289,000
Percent available for investment	100%
Acquisition costs:	-
Prepaid items and fees related to purchase of property	$80,820
Cash down payment	$581,621.47
Acquisition fees	$67,000
Origination and Inspections fees (explain)	$138,101.13
Total acquisition cost	$3,388,101.13
Percent leverage (mortgage financing / total acquisition cost)	80%
Date offering began	11/13/2019
Length of offering (in months)	<3 mos
Months to invest 90% of amount available for investment	<3 mos

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Table II - COMPENSATION TO SPONSOR (UNAUDITED)

Table II sets forth the compensation to the sponsor in real estate programs whose offerings closed during the three years ending December 31, 2021.

Type of Compensation	Country Club Estates
Date offering commenced		11/13/2019
Dollar amount raised		$1,125,000
Amount paid to sponsor from proceeds of offering:		-
Underwriting fees		$0
Acquisition fees:		$67,000
-real estate commissions	$
-advisory fees	$
-other (identify and quantify)		-
Other		-
Dollar amount of cash generated from operations before deducting payments to sponsor		$180,855
Amount paid to sponsor from operations:
Asset management fees		$25,191.20
Partnership management fees	$
Reimbursements	$
Leasing commissions		$0
Other (identify and quantify)		-
Dollar amount of property sales and refinancing before deducting payments to sponsor		$5,600,000
-cash	$
-notes	$
Amount paid to sponsor from property sales and refinancing:		$546,478.28
Real estate commissions	$
Incentive fees	$
Other (identify and quantify)		-

Table III - ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2021. All figures are as of December 31, 2021 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Offering Name: Country Club Estates

Summary Balance Sheet Data at December 31,	2019	2020	2021
Total assets (before depreciation)	$3,439,736	$3,837,795	$165,671
Total assets (after depreciation)	$2,742,833	$3,032,070	$165,671
Liabilities	$2,753,884	$2,779,331	$1,068
Summary Income Statement Data	-	-	-
Gross revenues	$68,433	$657,004	$704,843
Operating expenses	$39,536	$502,711	$507,686
Operating income	$28,897	$154,293	$197,157
Interest expense	$5,891	$119,781	$209,267
Non-operating, including depreciation and amortization	$706,261	$105,915	$159,139
Net (loss)	$(683,255)	$(71,403)	$(171,249)
Summary Cash Flows Data	-	-	-
Cash provided by operating activities	$88,574	$641,964	$720,012
Cash from (used in) investing activities	$18,197	$372,252	$543,516
Cash from (used in) financing activities	$5,891	$119,784	$119,220
Net increase (decrease) in cash	$64,486	$70,416	$57,276
Amount and Source of Distributions	-	-	-
Distributions from operations	$0	$52,457	$57,276
Distributions from financing	$0	$0	$0
Distributions from sales	$0	$0	$2,185,913
Distributions from offering proceeds	$0	$0	$0

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Table IV - OPERATING RESULTS OF COMPLETED PRIOR PROGRAMS (UNAUDITED)

Table IV presents information regarding the operating results of the Projects that have completed operations (no longer hold properties) during the previous five years.

Country Club Estates
Aggregate Dollar Amount Raised	$1,125,000
Duration of Program (Months)	25
Date of Program Closing	11/13/2019
Total Compensation Paid to Sponsor	$571,669.48
Median Leverage	80%
Annualized Return on Investment	51%
Start Date	11/13/2019
End Date	12/21/2021

Table V - SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

Table V presents information regarding the sales or disposals of property during the previous three years.

Country Club Estates
Date Acquired		11/13/2019
Date of Sale		12/21/2021
Selling Price, Net of Closing Costs and GAAP Adjustments:		$5,307,573.24
Cash received net of closing costs		$5,307,573.24
Mortgage balance at time of sale		$2,713,958.71
Purchase money mortgage taken back by program	$
Adjustments resulting from GAAP application	$
Total	$
Cost of Properties Including Closing and Soft Costs:		-
Original mortgage financing	$
Total acquisition costs, capital improvement closing, and soft costs	$
Total	$
Excess of Property Operating Cash Receipts Over Cash Expenditures		$2,593,614.53

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Table VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS (UNAUDITED)

Table VI presents information regarding all properties acquired by any prior programs with similar investment objectives in the most recent three years.

Program Name: Country Club Estates

Property Name	Country Club Estates
Property Type	Multifamily
Number of Units	80
Date of Purchase	11/13/2019
Contract Purchase Price	$3,250,000
Cash Down Payment	$581,621.47
Other Cash Expenditures Expensed	N/A
Other Cash Expenditures Capitalized	N/A
Total Acquisition Cost	$3,388,101.13

SECURITIES BEING OFFERED

Interests

Our Company is a limited liability company formed pursuant to the Wyoming limited liability company act. Membership interests in our Company are divided between non-voting Class A and Class B interests. Our Company has authorized 250,000 non-voting Class A interests and 100 Class B interests. No Non-voting Class A interests have been issued. Our Company has issued all Class B interests to our Manager for its services. Non-voting Class A interests will collectively represent 70% of our Company’s membership interests (including rights to distribution and profit and loss allocations) and Class B interests will represent 30% of our membership interests. Non-voting Class A interests shall be non-voting and only holders of Class B interests shall be entitled to vote on matters subject to members vote, except for removal of a Manager as further below detailed.

Timing of Distributions

Distributions will be made in accordance with the terms of our operating agreement. Our Company expects that distributions will begin approximately six (6) months from the date the Minimum Offering Amount has been raised and we have purchased our first property. We will make quarterly thereafter, subject to availability of sufficient Distributable Cash.

Cash Distributions

“Distributable Cash” means all cash of our Company derived from operations and capital transactions, less the following items: (i) payment of all fees, costs, indebtedness, and expenses of our Company, (ii) any required tax withholdings, and (iii) reserves for future expenses related to our Company’s operations, as established in the reasonable discretion of our Manager. Distributable Cash from operations and capital transactions will be distributed as follows:

•	First, Non-voting Class A members will collectively receive 70% of Distributable Cash, ratably apportioned based on their percentage interests in the Non-voting Class A interests.
•	Second, Class B members will receive remaining Distributable Cash, ratably apportioned according to their Class B membership interests.

Our Manager, in its sole discretion, may elect to reinvest the proceeds of any capital transaction such as a refinance or disposition of an asset into additional assets during the period seven years from the date the Company’s first property has been purchased.

Allocations

During our Company term and upon its liquidation, our Company shall allocate all profits first to each member in proportion to its cumulative distributions, not including any return of capital, until all such distributions have been so allocated as profits. The balance, if any, will then be allocated to the members in proportion to their respective membership interests in our Company.

Losses will be allocated first to the members in proportion to and to the extent of their profits, if any, previously allocated. Second, the balance, if any, will be allocated to the members in proportion to their membership interests.

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Operating Agreement Summary

The rights and obligations of our members are governed by our amended and restated operating agreement, which each prospective investor will be required to execute as a condition to purchasing interests. The following summary covers certain significant provisions of the operating agreement in addition to the above descriptions and is qualified in its entirety by the provisions of the operating agreement. In the event that any term of this offering circular conflicts with our operating agreement, the operating agreement shall control. Each prospective investor should carefully study the operating agreement attached hereto in its entirety before purchasing interests.

Our Manager:

ADPI Capital, LLC an Ohio limited liability company is our Manager. Our Manager will manage all business and affairs of our Company. Our Manager will direct, manage, and control our Company to the best of its ability and will have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that our Manager deems to be reasonably required to accomplish the business and objectives of our Company. Under Wyoming law, our Manager generally owes our Company the fiduciary duties of care and loyalty; however, our Company has waived certain aspects of the duty of loyalty in that our Manager and its affiliates are permitted to own and manage interests that are competitive with our Company and such persons are under no obligation to present any business opportunity to our Company. Nonetheless, our Manager will allocate business opportunities as detailed in “Interest of Management and Others in Certain Transactions.”

The Members:

Our members are not permitted to take part in the management or control of the business or operations of our Company. Assuming that our Company is operated in accordance with the terms of the operating agreement, a member generally will not be liable for the obligations of our Company in excess of its total capital contributions and share of undistributed profits. However, a member may be liable for any distributions made to the member if, after such distribution, the remaining assets of our Company are not sufficient to pay its then outstanding liabilities. The operating agreement provides that the members will not be personally liable for the expenses, liabilities, or obligations of our Company.

Voting Rights of the Members:

Class B interests are the only units entitled to vote unless otherwise specified in the operating agreement or required by law. Any action requiring the approval of the members may be approved by the vote or written consent of more than 50% of the Class B interests entitled to vote or consent unless otherwise indicated in our operating agreement. The approval of the Class B members is required for:

• Amending the operating agreement or articles of organization other than to (i) change the name of our Company or the location of its principal office; (ii) add to the duties or obligations of our Manager; (iii) cure any ambiguity or correct or supplement any inconsistency in the operating agreement; (iv) correct any printing, stenographic, or clerical errors or omissions in order that the operating agreement shall accurately reflect the agreement among the members; (v) reflect information regarding the admission of any additional or substitute member; or (vi) comply with requirements for any mortgage loan secured by a property, provided in each case that our Manager reasonably determines that such amendment will not subject any member to any material, adverse economic consequences.

• The dissolution of our Company.

• Payment of compensation to our Manager or its affiliates.

Removal of a Manager (note that removal of a Manager requires vote of 75% of the interests of our Company not including the Manager or its affiliates; however the Manager may be removed only for “good cause” as further below detailed).

Appointment of new or additional Manager,

•  Expulsion of a member.

•  Authorization of additional interests.

The acquisition or merger of our Company where we are not the surviving entity.

Such other matters as are required by the operating agreement or law.

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Term and Dissolution:

The term of our Company commenced upon the filing of our Company’s Articles of Organization with the Wyoming Secretary of State on February 16, 2022 and will last in perpetuity or until such time as the winding up and liquidation of our Company and its business is completed following a liquidating event.

Our Company will be dissolved upon the occurrence of any of the following events:

•  The liquidation and/or distribution of all company assets as directed by our Manager.

•   The withdrawal of our Manager unless (i) our Company has at least one other Manager, or (ii) within 90 days after the withdrawal, the Members vote to continue the business of our Company and to appoint one or more additional Managers.

•  The withdrawal of all the members, unless our Company is continued in accordance with the applicable law.

•   The vote of the Class B members.

•  The entry of a decree of judicial dissolution.

Access to Company Information:

Members, but not assignees, may examine and audit our Company’s books, records, accounts, and assets at the principal office of our Company, or such other place as our Manager may specify, subject to such reasonable restrictions as may be imposed by our Manager. All expenses attributable to any such examination or audit shall be borne by such member.

Indemnification:

The operating agreement generally provides that our Company will indemnify our Manager, its affiliates, and certain other parties against any claim or loss incurred in connection with any action, suit, or proceeding resulting from such party’s relationship to our Company. A party will not be indemnified with respect to matters as to which the party is finally adjudicated in any such action, suit or proceeding (a) to have acted in bad faith, or in the reasonable belief that the party’s action was opposed to the best interests of our Company, or with gross negligence or willful misconduct, or in breach of such party’s fiduciary duty to our Company (if any), or (b) with respect to any criminal action or proceeding, to have had cause to believe beyond any reasonable doubt the party’s conduct was criminal. Our Company will pay the expenses incurred by an indemnified party in connection with any such action, suit, or proceeding, or in connection with claims arising in connection with any potential or threatened action, suit, or proceeding, in advance of the final disposition of such action, suit, or proceeding. Upon receipt of a final judgment indicating that indemnification should not have applied, then such party will repay indemnification payments. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Managers, officers and controlling persons and their affiliates, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, may be unenforceable. In addition, in no case can investors be asked to, nor are they being asked to, waive any claims or actions under the Securities Act, Exchange Act or similar state law.

Removal of a Manager:

A Manager may be removed only for Good Cause by the Members holding 75% of the issued and outstanding interests in our Company (excluding those held by the Manager being removed and its affiliates). However, no Manager may be removed during any period its principal has personally guaranteed a loan secured by the property without the applicable lender’s consent. For purposes of the foregoing, “Good Cause” means that our Manager conducted itself on behalf of our Company in a manner that (i) constitutes gross negligence or willful misconduct and (ii) has a material, adverse effect on our Company. In the event the members vote to remove our Manager for good cause, our Manager will have the right to submit the question of whether sufficient grounds for removal exists to binding arbitration, to be conducted as further described in the operating agreement. Our Manager may resign at any time.

No member, including a Manager, if applicable, will have any special right to withdraw upon a removal of a Manager.

In order to remove a Manager, individual members holding 5% or more of the membership interests entitled to vote may call a special meeting by providing notice to the our Manager who will then send notice to the remaining members. In the alternative, members holding sufficient interests to vote on such matter may execute a written resolution removing the Manager, which then is delivered to our Company.

39

Transfers of Units:

A member is not permitted to assign, pledge, mortgage, hypothecate, give, sell, or otherwise dispose of or encumber all or a portion of its Units, unless such transfer:

•  Is approved by our Manager, which approval may be granted or withheld in its sole discretion and subject to such conditions as it may impose;

•  Is evidenced by a written agreement, in form and substance satisfactory to our Manager, that is executed by the transferor, the transferee(s), and our Manager;

•  Will not result in violation of the registration requirements of the Securities Act;

•  Will not require our Company to register as an investment company under the Investment Company Act of 1940, as amended; and

•  Will not result in our Company being classified for federal income tax purposes as an association taxable as a corporation.

The transferor of any Units is required to reimburse our Company for any expenses reasonably incurred in connection with a transfer, including any legal, accounting, and other expenses, whether or not such transfer is consummated.

The transferee of any Units in our Company that is admitted to our Company as a substituted member will succeed to the rights and liabilities of the transferor member and, after the effective date of such admission, the capital account of the transferor will become the capital account of the transferee, to the extent of Units transferred.

Additional Capital Contributions:

Additional capital contributions may be required by our Manager or by the agreement of the contributing members and our Manager. Further, our Manager or the members may advance funds to our Company for costs relating to the operation of our Company, management of our Company’s investments, and satisfying our Company’s obligations. Our operating agreement contains significant consequences for failing to make required additional capital contributions.

Dispute Resolution:

Because the fundamental nature of our Company is to provide an opportunity for the members to receive cash distributions of profits from company operations, it is imperative that disputes between a member and our Company and/or a Manager or between members are not allowed to extinguish or diminish the profits available to other members. Thus, the operating agreement contains a detailed internal alternative dispute resolution procedure (in lieu of litigation) which requires the parties to any dispute to engage in good-faith negotiations for no less than 90 days, followed by a minimum of 3 face-to-face mediations, and, as a last resort, binding arbitration, all of which shall be performed in accordance with the rules of the American Arbitration Association and will take place in the county of the principal office of our Company.

In the event of a dispute, a member is limited to seeking its initial capital contributions plus any Distributable Cash to which it is entitled. Each party will bear its own attorneys’ fees and costs regardless of the outcome. In the event arbitration is required, discovery will be limited, and, by signing the operating agreement, the parties are giving up their rights to a jury trial. Our Manager will be required to maintain the status quo with respect to company operations and distributions pending the outcome of any dispute, except for any distributions to the complaining member, which will be held in trust pending the outcome of the proceeding. Investors are encouraged to seek their own legal counsel as to the effect of this provision.

Our operating agreement contemplates that our alternative dispute resolution procedures could apply to claims brought under the Securities Act and Securities Exchange Act. However, to the extent that a party brings a claim for arbitration under the Securities Act or the Exchange Act, it is uncertain that a court would uphold our arbitration provisions if challenged. The Supreme Court has held that arbitration provisions for securities claims stemming from broker dealer contracts are enforceable, but courts have been mixed in their holdings as to whether arbitration provisions forcing investors to arbitrate claims under the Securities Act and Exchange Act against an issuer are enforceable and the SEC disfavors such arbitration provisions.

Partnership Representative:	Our Manager may designate the IRS Partnership Representative each year until dissolution in its sole discretion. The initial Partnership Representative is Adam La Barr.

40

MATERIAL UNITED STATES TAX CONSIDERATIONS

Potential investors should be aware of the material federal and state income tax aspects of an investment in the units. investors should consult with their tax professional to determine the effects of the tax treatment of Non-voting Class A interests with respect to their individual situation.

Reporting Status of our Company

Our Company will elect to be treated as a partnership for federal and state income tax purposes. By maintaining partnership tax status, our Company will not report income or loss at our Company level but will report to each member their pro rata share of profits and losses from operations and disposition according to operating agreement. This process will make our Company a pass-through entity for tax purposes.

Taxation of Members

Our Company will be treated as a partnership for Federal tax purposes. A partnership is not generally a taxable entity. A Member will be required to report on their federal tax return their distributable share of partnership profit, loss, gain, deductions, or credits. Cash distributions may or may not be taxable, depending on whether such cash distribution is being treated as a return of capital or a return on investment. Tax treatment of the cash distributions will be treated according to appropriate tax accounting procedure as determined by our Company’s tax advisor.

Basis of our Company

An original tax basis will be established for our Company by including the total acquisition costs of properties. An original tax basis will be established for our Company in the properties based on their purchase price and acquisition costs. The tax basis of our Company will be adjusted during the operations of our Company under applicable partnership tax principles.

Basis of a Member

A member will establish their original tax basis based on the amount of their initial capital contribution. Each member’s tax basis will be adjusted during operations of our Company by principles of subchapter K of the Internal Revenue Code. A member may deduct, subject to other tax regulations and provisions, their share of company losses only to the extent of the adjusted basis of their interest in our Company. Members should seek qualified tax advice regarding the deductibility of any company losses.

41

Cost Recovery and Recapture

Our Manager will apply the current cost recovery rules to the improved portion of each property according to the relevant Internal Revenue Code sections, namely: straight-line, using a 27.5-year useful life for residential property and thirty-nine (39) years for non-residential property. Our Manager may elect to use the cost segregation method of depreciation for any personal property associated with real property it acquires on behalf of our Company.

The annual cost recovery deductions that must be taken by our Company will be allocated to the members based on their percentage interests in our Company. The cost recovery deductions will be available to the Members to shelter the principal reduction portion of the debt service payments and part of the cash flow distributed by our Company.

According to the current tax code, cost recovery deductions taken during operations may be required to be reported on the sale of a property and may be taxed at a twenty-five percent (25%) marginal rate, not the more favorable long-term capital gains rates.

Deductibility of Prepaid and Other Expenses

Our Company will incur expenditures for legal fees in association with the set-up of our Company. These expenditures will be capitalized and will be deducted on dissolution of our Company based on current tax law.

Our Company will incur expenditures for professional fees associated with the preparation and filing of the annual income tax and informational return and the preparation of Schedule K-1 reports to be distributed to the members. These expenditures will be deducted on an annual basis. All other normal operating expenses will be deducted on an annual basis by our Company, which will use a calendar accounting year.

Taxable Gain

Members may receive taxable income from company operations, from the sale or other disposition of a member’s interests, from disposition of the properties, or from phantom income. Presently, the maximum federal tax rate on cost recovery recapture is twenty-five percent (25%). The balance of the taxable gain will be taxed at the capital gain tax rate in effect at that time. Investors should check with their tax professional for information as to what capital gains tax rate applies to them.

From Operations

According to our Company investment objectives and policies, our Manager is projecting that there will be taxable income to distribute to the members on the Schedule K-1 report provided to each member annually.

From Disposition, Dissolution and Termination

On disposition of a property or on dissolution and termination of our Company, which will likely be caused by the sale of the property, the members may be allocated taxable income that may be treated as ordinary income or capital gain.

In addition, the members may receive an adjustment in their capital account(s) that will either increase or decrease the capital gain to be reported. The operating agreement describes the operation of capital accounts for our Company and the members.

From Sale or Other Disposition of a Member’s Interests

A member may be unable to sell their interests in our Company, as there may be no market. If there is a market, it is possible that the price received will be less than the market value. It is possible that the taxes payable on any sale may exceed the cash received on the sale.

Upon the sale of a member’s interest, the member will report taxable gain to the extent that the sale price of the interest exceeds the member’s adjusted tax basis. A portion of taxable gain may be reported as a recapture of the cost recovery deduction allocated to the Member and will be taxed at the cost recovery tax rate in effect at that time. Members should seek advice from their qualified tax professional in the event of the sale of the member’s interest.

42

Phantom Income

It may occur that in any year the members will receive an allocation of taxable income and not receive any cash distributions. This event is called receiving phantom income as the Member has taxable income to report but receives no cash. In this event, the members may owe tax on the reportable income, which the member will need to pay out of pocket.

Unrelated Business Income Tax (UBIT)

an investor who is tax exempt (such as a charitable organization), or who acquires Units through a tax-exempt vehicle (such as an Individual Retirement Account) may be subject to Unrelated Business Income Tax (UBIT). Our Manager recommends that investors contact their qualified tax advisor to determine how/whether the application of UBIT may apply to them.

Audits

Election Out of Bipartisan Budget Act Audit Rules

Effective for partnership returns for tax years beginning on or after January 1, 2018, partnerships will be subject to the audit rules of sections 6221 through 6241 of the Internal Revenue Code, as amended by Bipartisan Budget Act of 2015 (BBA).  Under the previous rules, partnership audits (subject to certain exceptions for small partnerships) were conducted at the partnership level, through interaction with a Tax Matters Partner (TMP) authorized to bind all partners (subject to participation in some instances by Notice Partners).  Tax adjustments were made at the partnership level, but the adjustments would flow through to the partners who were partners during the year(s) under audit.  Collection would then occur at the partner level.

Under the BBA audit rules, the IRS will assess and collect tax deficiencies directly from the partnership at the entity level.  Generally, the tax is imposed on and paid by the partnership in the current year, calculated at the highest individual rate.  The result is that the underlying tax burden of the underpayment may be shifted from the partners who were partners during the year(s) under audit to current partners.

In addition, the positions of TMP and Notice Partners have been eliminated and replaced with a Partnership Representative, which must be designated annually on the partnership’s timely filed return.  The Partnership Representative has the sole authority to act on behalf of the partnership and the partners in an audit, and those powers cannot be limited.

A partnership may elect out of the BBA audit rules if certain conditions are met.  In order to elect out, the partnership must issue 100 or fewer K-1s each year with respect to its partners.  Moreover, each partner must be either an individual, a C corporation, a foreign entity that would be treated as a C corporation if it were domestic, an S corporation, or the estate of a deceased partner.  Thus, a partnership is ineligible to elect out if any partner is a trust (including a grantor trust), a partnership, or a disregarded entity, such as an LLC where the social security number of the individual member is used for income tax reporting purposes.  The election out must be made annually on the partnership’s timely filed return and must include a disclosure of the name and taxpayer identification number of each partner.  In the case of a partner that is an S corporation, each K-1 issued by the S corporation partner counts toward the limit of 100 K-1s.  The partnership must notify each partner of the election out.

It is the intent of our Company to elect out of the BBA audit rules, if possible.  By electing out of the BBA audit rules, our Company will be subject to audit procedures similar to the TEFRA and pre-TEFRA rules, but the IRS will be required to assess and collect any tax that may result from the adjustments at the individual partner level. However, this opt-out provision likely will not be available to our Company based on the tax classification of the members.

Members will be required timely to furnish our Company with the information necessary to make the annual election, and our Company will be authorized to provide such information to the IRS.

Push Out Election (Audit)

The “push out” election of Internal Revenue Code section 6226 provides an alternative to the general rule that the partnership must pay any tax resulting from an adjustment made by the IRS.  Under section 6226, a partnership may elect to have its reviewed year partners consider the adjustments made by the IRS and pay any tax due as a result of those adjustments.  The partnership must make the “push out” election no later than 45 days after the date of the notice of final partnership adjustment and must furnish our Manager and each partner for the reviewed year a statement of the partner’s share of the adjustment.

43

If our Company fails to make a valid election out of the BBA audit rules or is otherwise disqualified from electing out of their application, our Company intends to elect the application of the “push out” procedures.  In the event of a push out, or if the “push out” is not effective, a former member may owe additional tax if they were a member during the reviewed year.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of the interests, including the consequences of any proposed change in applicable laws.

ERISA CONSIDERATIONS

Each respective member that is an employee benefit plan or trust (an “ERISA Plan”) within the meaning of, and subject to, the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), or an individual retirement account (“IRA”) or Keogh Plan subject to the Internal Revenue Code, should consider the matters described below in determining whether to invest in our Company.

In addition, ERISA Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in our Company plays in such ERISA Plan's portfolio, taking into consideration (i) whether the investment is reasonably designed to further the ERISA Plan's purposes, (ii) an examination of the risk and return factors, (iii) the portfolio's composition with regard to diversification, (iv) the liquidity and current return of the total portfolio relative to the ERISA Plan's objectives and (v) the limited right of members to withdraw all or any part of their capital accounts or to transfer their interests in our Company.

If the assets of our Company were regarded as “plan assets” of an ERISA Plan, an IRA, or a Keogh Plan, our Manager of our Company would be a “fiduciary” (as defined in ERISA) with respect to such plans and would be subject to the obligations and liabilities imposed on fiduciaries by ERISA. Moreover, other various requirements of ERISA would also be imposed on our Company. In particular, any rule restricting transactions with “parties in interest” and any rule prohibiting transactions involving conflicts of interest on the part of fiduciaries would be imposed on our Company which may result in a violation of ERISA unless our Company obtained an appropriate exemption from the Department of Labor allowing our Company to conduct its operations as described herein.

Regulations adopted by the Department of Labor (the “Plan Regulations”) provides that when a Plan invests in another entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that, among other exceptions, the equity participation in the entity by “benefit plan investors” is not “significant.” The Pension Protection Act of 2006 amended the definition of “benefit plan investors” to include only plans and plan asset entities (i.e., entities that are themselves deemed to hold plan assets by virtue of investments in them by plans) that are subject to part 4 of Title I of ERISA or section 4975 of the Internal Revenue Code. This new definition excludes governmental, church, and foreign benefit plans from consideration as benefit plan investors.

Under the Plan Regulations, participation by benefit plan investors is “significant” on any date if, immediately after the last acquisition, 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. our Company intends to limit the participation in our Company by benefit plan investors to the extent necessary so that participation by benefit plan investors will not be “significant” within the meaning of the Plan Regulations. Therefore, it is not expected that our Company assets will constitute “plan assets” of plans that acquire interests.

It is the current intent of our Company to limit the aggregate investment by benefit plan investors to less than 25% of the value of the members' membership interests so that equity participation of benefit plan investors will not be considered “significant.” Our Company reserves the right, however, to waive the 25% limitation. In such an event, our Company would expect to seek exemption from application of “plan asset” requirements under the real estate operating company exemption.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY OUR COMPANY OR ITS OFFICERS, DIRECTORS, OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT TAX LAW.

44

EXPERTS

Our financial statements for the period from inception (February 16, 2022) to February 28, 2022 included in this offering circular have been audited by Abdi Sheikh-Ali, CPA, PLLC, as stated in its report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the interests offered by this offering circular. This offering circular does not contain all of the information included in the offering statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the interests to be sold in this offering, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference. Upon the closing of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the offering statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Manager will answer inquiries from potential investors concerning the interests, our Company, our Manager and other matters relating to the offer and sale of the interests under this offering circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Requests and inquiries regarding this offering circular should be directed to:

ADPI Fund I, LLC

Attn: Adam La Barr

6809 Main Street, Unit #619

Cincinnati, OH 45244

Phone No.: 701-484-2374

Email: invest@adpicapital.com

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

45

FINANCIAL STATEMENTS

F-1

Abdi Sheikh-Ali, CPA, PLLC

450 Century Parkway, Suite 250	Tel. (972) 217-4646
Allen, Texas 75013	Fax. (972) 217-4645
www.abdisheikh.com	cpa@abdisheikh.com

INDEPENDENT ACCOUNTANT’S AUDIT REPORT

To the Board of Advisors of ADPI Fund I, LLC:

1. Opinion

We have audited the accompanying financial statements of ADPI Fund I, LLC which comprise of the statement of financial condition as of February 28, 2022, and the related statements of operations, cash flows, and changes in members’ capital for the inception-to-date period then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements presently fairly, in all material respects, the financial position of ADPI Fund I, LLC as of February 28, 2022 and the results of its operations and cash flows for the inception-to-date period then ended in accordance with accounting principles generally accepted in the United States of America.

2. Basis of Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of ADPI Fund I, LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

3. Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about ADPI Fund I, LLC’s ability to continue as a going concern for a period of one year from the date that the financial statements are issued.

F-2

4. Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but not absolute assurance, and therefore is not a guarantee that an audit conducted in accordance with Generally Accepted Auditing Standards (GAAS) will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

In performing an audit in accordance with GAAS, we:

Exercise professional judgment and maintain professional skepticism throughout the audit.

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of ADPI Fund I, LLC ’s internal control. Accordingly, no such opinion is expressed.

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about ADPI Fund I, LLC ’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control—related matters that we identified during the audit.

Allen, Texas

April 7, 2022

F-3

ADPI Fund I, LLC

Statement of Financial Condition
As of February 28, 2022

ASSETS

Cash and cash equivalents	$-
Total assets	$-

LIABILITIES

Accrued expenses	$59,237
Total liabilities	$59,237

MEMBERS' CAPITAL

Capital contributions	$-
Capital distributions	-
Syndication costs	-
Net investment income (loss)	(59,237)
Total members' capital	$(59,237)

Total liabilities and members' capital	$-

See accompanying footnotes and accountant's report

F-4

ADPI Fund I, LLC

Statement of Operations
For the inception-to-date period ended February 28, 2022

REVENUE

Investment income	$-
Total revenue	$-

OPERATING EXPENSES
Meals and entertainment expenses	$54
Organizational costs	58,322
Travel expenses	861
Total operating expenses	$59,237

Net investment income (loss)	$(59,237)

See accompanying footnotes and accountant's report

F-5

ADPI Fund I, LLC

Statement of Cash Flows

For the inception-to-date period ended February 28, 2022

Cash flows from operating activities

Net investment income (loss)	$(59,237)

Adjustments to reconcile Change in net assets to net cash provided by operating activities:
Increase (decrease) in accrued expenses	59,237
Net cash provided (used) by Operating activities	$-

Cash flows from investing activities

Decrease (increase) in investments	$-
Net cash provided (used) by Financing activities	$-

Cash flows from financing activities

Capital contributions	$-
Net cash provided (used) by Financing activities	$-

Net increase (decrease) in cash	$-

Cash at beginning of period	$-

Cash at end of period	$-

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$-

See accompanying footnotes and accountant's report

F-6

ADPI Fund I, LLC

Statement of Changes in Members' Equity

For the inception-to-date period ended February 28, 2022

Description	Amount

Members' Equity at beginning of period	$-

Capital contributions	-

Capital distributions	-

Syndication costs	-

Net investment income (loss)	(59,237)
Members' Equity at end of period	$(59,237)

See accompanying footnotes and accountant's report

F-7

ADPI Fund I, LLC

Notes to Financial Statements - as of February 28, 2022

1. Nature of Operations

ADPI Fund I, LLC (the “Company”) is a limited liability company based in Wyoming. Our Company was founded to provide service members, veterans, and their families easy access to diversified real investments and empower them to own as much of America as possible. Our Company was organized on February 16, 2022 under the domestic limited liability company laws of the State of Wyoming and is currently managed by ADPI Capital, LLC.

2. Significant Accounting Policies

a. Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP) as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”).

b. Cash & Cash Equivalents

Cash & cash equivalents include cash in bank accounts and highly liquid debt instruments purchased with an original maturity of three months or less.

c. Concentration of Credit Risk

Our Company maintains cash with US-based financial institutions. The Federal Deposit Insurance Corporation (FDIC) insures the total deposits at these institutions up to $250,000 per depositor.

F-8

ADPI Fund I, LLC

Notes to Financial Statements - as of February 28, 2022
d. Property, Plant, & Equipment

Our Company follows the practice of capitalizing all expenditures for property, furniture, fixtures, equipment, and leasehold improvements in excess of $1,000. Depreciation of all such items is computed on a straight-line basis over the estimated useful lives of the assets which generally are as follows:

Buildings	39 years
Building improvements	15-39 years
Furniture and equipment	5-7 years
Software	5 years
Vehicles	5 years
Leasehold improvements	life of lease or useful life (whichever is shorter)

Our Company did not have any property, plant, and equipment as of February 28, 2022.

e. Accrued Expenses

Accrued expenses consists of short-term liabilities incurred in organizing the Company. As of February 28, 2022, accrued expenses totaled $59,237.

f. Income Taxes

Our Company is an LLC that is treated as a partnership entity for tax purposes. Consequently, all earnings are passed through to the members and any resulting Federal and\or State income taxes are assessed and paid by the members on their personal tax returns. Accordingly, as of February 28, 2022 the Company made no provision for income taxes in the accompanying financial statements. Our Company addresses uncertain tax positions in accordance with ASC Topic 740, Income Taxes, which provides guidance on the recognition, measurement, presentation, and disclosure of uncertain tax positions in the financial statements. Since the Company is a newly-formed entity, management didn’t identify the existence of any uncertain tax positions.

g. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles at times requires the use of management’s estimates. Actual results could vary from these estimates.

h. Advertising Costs

Our Company expenses advertising costs as they are incurred. Our Company did not incur any advertising expenses for the inception-to-date period ended February 28, 2022.

i. Subsequent Events

The Organization’s management has evaluated subsequent events and transactions for potential recognition or disclosure through April 7, 2022, the date that the financial statements were available to be issued. Management is not aware of any subsequent events that would require recognition or disclosure in the financial statements.

F-9

ADPI Fund I, LLC
Statement of Financial Condition
UNAUDITED
October 31, 2022
ASSETS

Cash & Equivalents	-

TOTAL ASSETS	-

LIABILITIES

Accrued Expenses	97,295

Total Liabilities	97,295

MEMBERS' CAPITAL

Capital Contributions
Capital Distributions
Syndication Costs
Net Investment Income (Loss)	(97,295)

Total Members Capital	(97,295)

TOTAL LIABILITIES & MEMBERS CAPITAL	-

F-10

ADPI Fund I, LLC
Statement of Financial Condition

UNAUDITED
Eight Months Ended 0ctober 31, 2022

REVENUE

Investment Income	-

Total Revenue	-

OPERATING EXPENSES

Meals and entertainment	-
Organization Costs	36,487
Travel Expenses	-
SW & Application Fees	1,525
Total Operating Expenses	38,012

Net Investment Income (Loss)	(38,012)

F-11

ADPI Fund I, LLC
Statement of Cash Flows
UNAUDITED
Eight Months Ended October 31, 2022

OPERATING ACTIVITIES

Net Investment Income (Loss)	(38,012)

Adjustments to reconcile Net Income to Net Cash provided by operations:
Increase (decrease) in accrued expenses	38,012

Net cash provided by operating activities	-

FINANCING ACTIVITIES

Decrease (increase) in investments	-

Net cash provided by financing activities	-

INVESTING ACTIVITIES

Capital Contribution	-

Net cash provided by investing activities	-

NET INCREASE (DECREASE) in cash	-

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	-

F-12

ADPI Fund I, LLC
Statement of Changes in Member's Equity

UNAUDITED
Eight Months Ended October 31, 2022

Description	Amount

Members equity at beginning of period	$-

Capital Contributions	-
Capital Distributions	-
Syndication Costs	-
Net Investment Income / (Loss)	(38,012)

Members equity at end of period	(38,012)

F-13

ADPI Fund I, LLC

Notes to Financial Statements - as of October 31, 2022

1. Nature of Operations

ADPI Fund I, LLC (the “Company”) is a limited liability company incorporated in. The Company was founded to provide service members, veterans, and their families easy access to diversified real investments and empower them to own as much of America as possible. The Company was organized on February 16, 2022 under the domestic limited liability company laws of the State of Wyoming and is currently managed by ADPI Capital, LLC.

2. Significant Accounting Policies

a. Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP) as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”).

b. Cash & Cash Equivalents

Cash & cash equivalents include cash in bank accounts and highly liquid debt instruments purchased with an original maturity of three (3) months or less.

c. Concentration of Credit Risk

The Company maintains cash with US-based financial institutions. The Federal Deposit Insurance Corporation (FDIC) insures the total deposits at these institutions up to $250,000 per depositor.

d. Property, Plant, & Equipment

The Company follows the practice of capitalizing all expenditures for property, furniture, fixtures, equipment, and leasehold improvements in excess of $1,000. Depreciation of all such items is computed on a straight-line basis over the estimated useful lives of the assets which generally are as follows:

Buildings 39 years

Building improvements 15- 39 years

Furniture and equipment 5 – 7 years

Software 5 years

Vehicles 5 years

Leasehold improvements life of lease or useful life (whichever is shorter)

The Company did not have any property, plant, and equipment as of October 31, 2022.

e. Accrued Expenses

Accrued expenses consists of short-term liabilities incurred in organizing the Company. As of October 31, 2022, accrued expenses totaled $97,295.

f. Income Taxes

The Company is an LLC that is treated as a partnership entity for tax purposes. Consequently, all earnings are passed through to the members and any resulting Federal and\or State income taxes are assessed and paid by the members on their personal tax returns. Accordingly, as of October 31, 2022 the Company made no provision for income taxes in the accompanying financial statements. The Company addresses uncertain tax positions in accordance with ASC Topic 740, Income Taxes, which provides guidance on the recognition, measurement, presentation, and disclosure of uncertain tax positions in the financial statements. Since the Company is a newly-formed entity, management didn’t identify the existence of any uncertain tax positions.

F-14

g. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles at times requires the use of management’s estimates. Actual results could vary from these estimates.

h. Advertising Costs

The Company expenses advertising costs as they are incurred. The Company did not incur any advertising expenses for the inception-to-date period ended October 31, 2022.

i. Subsequent Events

The Organization’s management has evaluated subsequent events and transactions for potential recognition or disclosure through October 31, 2022, the date that the financial statements were available to be issued. Management is not aware of any subsequent events that would require recognition or disclosure in the financial statements.

F-15

PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description

1.1	Agreement with Dalmore Group LLC(3)
2.1	Articles of Organization (1)
2.2	Second Amended and Restated Operating Agreement (4)
4.1	Form of Subscription Agreement(3)
6.1	Form Board of Advisors Agreement(2)
6.2	License Agreement between ADPI and the Company(2)
8.1	Escrow Agreement
11.1	Consent of Abdi Sheikh-Ali, CPA, PLLC
12.1	Opinion of Legality from Dodson Robinette, PLLC
13.1	Updated Investor Presentation(3)
13.2	Updated Website Page Printouts(3)
13.3	Barriers to Wealth (2)
13.4	Tim Kelly Quote (2)
13.5	Inflation Pain? (2)
13.6	The Team (2)
13.7	Equity Fund 1™ Overview (2)
13.8	Eric Upchurch Quote (2)
13.9	Passive Investing Simplified (2)
13.10	Getting Started With Equity Fund 1™ (2)
13.11	Adam La Barr Quote (2)
13.12	Victoria Griggs Quote (2)
13.13	LP Masterclass Promo (2)
13.14	Updated Thanks for Your Interest in ADPI Capital™(3)
13.15	Updated Passive Investor Do's and Don'ts(3)
13.16	Updated We're Filling Up Fast(3)
13.17	Updated Equity Fund 1™ Update and FAQ(3)
13.18	Updated Register Your Interest in Equity Fund 1™ (2)
13.19	Updated Equity Fund 1™ Under Review(3)
13.20	Updated Commercial Real Estate: 1 | Stock Market: 0 (2)
13.21	Podcast 246 Transcript(3)
13.22	Podcast 266 Transcript(3)
13.23	Self Storage Overview(3)
13.24	Updated Equity Fund 1™ Update and FAQ #2(3)
13.25	Updated Thanks for Your Interest in ADPI Capital #2(3)

___________

(1) Filed with form 1-A on April 29, 2022, which is incorporated by reference.

(2) Filed with amended form 1-A on July 7, 2022, which is incorporated by reference.

(3) Filed with amended form 1-A on October 24, 2022, which is incorporated by reference

(4) Filed with amended form 1-A on December 20, 2022, which is incorporated by reference

46

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cities of Washington D.C., Stafford Virginia, and Louisville Kentucky, on February 21, 2023.

ADPI FUND I, LLC

By:	ADPI Capital, LLC, its managing member

By:	/s/ Adam La Barr
Adam La Barr, its managing member

By:	/s/ Kevin Brenner
Kevin Brenner, its managing member

By:	/s/ Markian Sich
Markian Sich, its managing member

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Adam La Barr	Co-Managing Member of ADPI Capital, LLC	February 21, 2023
Adam La Barr	(principal executive officer and principal financial and accounting officer)

ADPI Capital, LLC	Managing Member	February 21, 2023

/s/ Adam La Barr
Adam La Barr, its managing member

/s/ Kevin Brenner
Kevin Brenner, its managing member

/s/ Markian Sich
Markian Sich, its managing member

Advisory Council Members		February 21, 2023

/s/ Tim Kelly
Tim Kelly

/s/ Jill Campbell
Jill Campbell

/s/ Eric Upchurch
Eric Upchurch

47